EXHIBIT 2.2







-------------------------------------------------------------------------------




                       STOCK AND ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             A&C DISTRIBUTORS, INC.

                                       AND

                      INTER-CITY PRODUCTS CORPORATION (USA)




                         Dated as of January 23, 1997

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

        ARTICLE I

DEFINITIONS................................................................ 2

ARTICLE II
SALE AND PURCHASE OF SHARES AND DISTRIBUTION CENTERS....................... 7
        SECTION 2.1   Sale and Purchase of Shares.......................... 7
        SECTION 2.2   Sale and Purchase of Distribution
                      Center............................................... 7
        SECTION 2.3   Closing............................................. 11
        SECTION 2.4   Purchase Price...................................... 11
        SECTION 2.5   Prorations.......................................... 14
        SECTION 2.6   Allocation of Purchase Price........................ 14
        SECTION 2.7   ICP Closing Deliveries.............................. 14
        SECTION 2.8   A&C Closing Deliveries.............................. 16

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ICP..................................... 17
        SECTION 3.1   Organization, Good Standing and
                      Authority of ICP.................................... 17
        SECTION 3.2   Articles of Incorporation; Bylaws;
                      Minute Books........................................ 17
        SECTION 3.3   Due Authorization, Execution and
                      Delivery............................................ 18
        SECTION 3.4   Title to Shares; Capitalization; etc................ 18
        SECTION 3.5   Subsidiaries........................................ 19
        SECTION 3.6   Consents; No Conflict............................... 19
        SECTION 3.7   Tax Matters......................................... 20
        SECTION 3.8   Employees, Labor Matters, etc....................... 22
        SECTION 3.9   Financial Statements................................ 22
        SECTION 3.10  Changes of Financial Condition...................... 23
        SECTION 3.11  Real Property....................................... 23
        SECTION 3.12  Tangible Personal Property.......................... 24
        SECTION 3.13  Inventory........................................... 25
        SECTION 3.14  Accounts Receivable................................. 25
        SECTION 3.15  Vehicles............................................ 25
        SECTION 3.16  Contracts........................................... 26
        SECTION 3.17  Litigation and Claims............................... 27
        SECTION 3.18  Compliance With Laws and Orders..................... 27
        SECTION 3.19  Employee Benefits................................... 27
        SECTION 3.20  Permits............................................. 30
        SECTION 3.21  Insurance Policies.................................. 30
        SECTION 3.22  Environmental Matters............................... 30
        SECTION 3.23  Relationship With Affiliates........................ 32
        SECTION 3.24  Brokers............................................. 32
        SECTION 3.25  No Guarantees....................................... 32
        SECTION 3.26  Bank Accounts....................................... 32
        SECTION 3.27  Customers and Suppliers............................. 32
        SECTION 3.28  Warranties and Product Claims....................... 33
        SECTION 3.29  Absence of Undisclosed Liabilities.................. 33
        SECTION 3.30  Disclosure.......................................... 33

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF A&C..................................... 34
        SECTION 4.1   Organization and Authority.......................... 34
        SECTION 4.2   Articles of Incorporation; Bylaws................... 34
        SECTION 4.3   Due Authorization, Execution and
                      Delivery............................................ 34
        SECTION 4.4   Consents; No Conflicts.............................. 34
        SECTION 4.5   Brokers............................................. 35
        SECTION 4.6   Securities Matters.................................. 35
        SECTION 4.7   Disclosure.......................................... 36

ARTICLE V
ADDITIONAL AGREEMENTS OF ICP OR A&C....................................... 36
        SECTION 5.1   ICP's Operation of Business......................... 36
        SECTION 5.2   Access to Books and Records of Business............. 38
        SECTION 5.3   Exclusivity......................................... 38
        SECTION 5.4   Consents............................................ 38
        SECTION 5.5   Post-Closing Receipts of ICP........................ 39
        SECTION 5.6   A&C Directors....................................... 39

ARTICLE VI
ADDITIONAL MUTUAL AGREEMENTS.............................................. 39
        SECTION 6.1   Confidentiality..................................... 39
        SECTION 6.2   Further Assurances.................................. 39
        SECTION 6.3   HSR Filings......................................... 40
        SECTION 6.4   Tax Agreements...................................... 40
        SECTION 6.5   Reasonable Efforts to Close......................... 41
        SECTION 6.6   Maintenance of Records.............................. 42
        SECTION 6.7   Cooperation in Litigation........................... 42
        SECTION 6.8   A&C Employment Offers............................... 42
        SECTION 6.9   Benefit Plans....................................... 43
        SECTION 6.10  Services Agreement.................................. 43

ARTICLE VII
CONDITIONS TO OBLIGATIONS OF A&C.......................................... 43
        SECTION 7.1   Accuracy of Representations and
                      Warranties.......................................... 43
        SECTION 7.2   Performance of Agreements........................... 43
        SECTION 7.3   Closing Deliveries.   I............................. 44
        SECTION 7.4   Material Adverse Change............................. 44
        SECTION 7.5   No Adverse Proceedings.............................. 44
        SECTION 7.6   Other Assurances.................................... 44
        SECTION 7.7   Consents and Approvals.............................. 44
        SECTION 7.8   Resignation of Officers and Directors............... 44

ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF ICP.......................................... 44
        SECTION 8.1   Accuracy of Representations and
                      Warranties.......................................... 45
        SECTION 8.2   Performance of Agreements........................... 45
        SECTION 8.3   Closing Deliveries.................................. 45
        SECTION 8.4   No Adverse Proceedings.............................. 45
        SECTION 8.5   Other Assurances.................................... 45
        SECTION 8.6   Consents and Approvals.............................. 45
        SECTION 8.7   Payment............................................. 46

ARTICLE IX
SURVIVAL AND INDEMNIFICATION.............................................. 46
        SECTION 9.1   Survival............................................ 46
        SECTION 9.2   Indemnification by ICP.............................. 46
        SECTION 9.3   Indemnification by A&C.............................. 46
        SECTION 9.4   Method of Asserting Claims.......................... 46
        SECTION 9.5   Continued Liability for Indemnity
                      Claims.............................................. 50
        SECTION 9.6   Limitations on Indemnification...................... 50
        SECTION 9.7   Time Limits on Claims............................... 50
        SECTION 9.8   Sources of Payment.................................. 51

ARTICLE X
TERMINATION............................................................... 51
        SECTION 10.1  Grounds for Termination............................. 51
        SECTION 10.2  Effect of Termination............................... 51
        SECTION 10.3  Termination for Breach.............................. 52

ARTICLE XI
MISCELLANEOUS............................................................. 52
        SECTION 11.1  Notices............................................. 52
        SECTION 11.2  Fees and Expenses................................... 53
        SECTION 11.3  Public Announcements................................ 53
        SECTION 11.4  Entire Agreement.................................... 53
        SECTION 11.5  Waiver; Remedies.................................... 53
        SECTION 11.6  Amendment........................................... 53
        SECTION 11.7  Benefits and Binding Effect......................... 53
        SECTION 11.8  Captions; References................................ 53
        SECTION 11.9  Exhibits and Schedules.............................. 54
        SECTION 11.10 Governing Law....................................... 54
        SECTION 11.11 Counterparts........................................ 54
        SECTION 11.12 Severability........................................ 54
        SECTION 11.13 No Third Party Beneficiary.......................... 54
        SECTION 11.14 Bulk Sales.......................................... 54
        SECTION 11.15 Survival............................................ 54
        SECTION 11.16 Attorneys' Fees..................................... 55
        SECTION 11.17 Risk of Loss........................................ 55
        SECTION 11.18 Specific Performance................................ 55
        SECTION 6.9   Benefit Plans....................................... 57

                                LIST OF EXHIBITS

               Exhibit A            Bill of Sale
               Exhibit B            Assignment and Assumption Agreement
               Exhibit C            Lease Assignments
               Exhibit D            Distribution Agreements (including
                                     licenses)
               Exhibit E            ICP Bringdown Certificate
               Exhibit F            ICP Secretary's Certificates
               Exhibit G            ICP Legal Opinion
               Exhibit H            A&C Bringdown Certificate
               Exhibit I            A&C Secretary's Certificate
               Exhibit J            A&C Legal Opinion
               Exhibit K            Watsco Guaranty




                                LIST OF SCHEDULES

               Schedule 1                   Net Present Value Calculation

               Schedule 2.2(a)(iii)         Tangible Personal Property

               Schedule 2.2(a)(iv)          Facility Leases

               Schedule 2.2(a)(v)           Equipment Leases

               Schedule 2.2(a)(vi)          Transferred Contracts

               Schedule 2.2(c)(ix)          Educational Reimbursement
                                                   Obligation

               Schedule 2.6                 Allocation of Purchase Price

               Schedule 3.1                 Qualifications to Do Business

               Schedule 3.4(b)              Capital Stock

               Schedule 3.5                 Subsidiaries

               Schedule 3.6                 Consents

               Schedule 3.7(a)              Tax Return Exceptions

               Schedule 3.7(b)              Tax Compliance

               Schedule 3.7(c)              Tax Claims

               Schedule 3.7(d)              Tax Waivers

               Schedule 3.7(e)              Tax Elections

               Schedule 3.7(g)              Tax Sharing Agreements

               Schedule 3.7(i)              Tax Return Jurisdictions

               Schedule 3.8(a)              Employee Matters

               Schedule 3.8(b)              Salaries and Wages

               Schedule 3.9                 Financial Statements

               Schedule 3.10                Changes of Condition

               Schedule 3.11(b)             Leased Real Property

               Schedule 3.11(d)             Condition of Improvements

               Schedule 3.12                Tangible Personal Property of
                                             Coastline and CDS Holdings

               Schedule 3.13                Location of Inventory

               Schedule 3.14                Accounts Receivable

               Schedule 3.15                Vehicles

               Schedule 3.16                Contracts

               Schedule 3.17                Litigation and Claims

               Schedule 3.18                Compliance With Laws

               Schedule 3.19(a)             Benefit Plans

               Schedule 3.19(b)             ERISA Compliance

               Schedule 3.19(c)             ERISA Filings

               Schedule 3.19(f)             Underfunded Benefit Plans

               Schedule 3.20                Permits

               Schedule 3.21                Insurance Policies

               Schedule 3.22(a)             Environmental Compliance

               Schedule 3.22(b)             Superfund Sites

               Schedule 3.22(e)             Underground Tanks and Other Matters

               Schedule 3.22(f)             Handling Matters

               Schedule 3.22(g)             Compliance with Environmental Laws

               Schedule 3.22(h)             Environmental Liability and Liens

               Schedule 3.23                Relationship With Affiliates

               Schedule 3.26                Bank Accounts

               Schedule 3.27                Customers and Suppliers

               Schedule 3.28                Warranty Matters

               Schedule 3.29                Undisclosed Liabilities

               Schedule 4.4                 Consents and Other Matters

                       STOCK AND ASSET PURCHASE AGREEMENT

        THIS STOCK AND ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of the 23rd day of January, 1997, by and between A&C DISTRIBUTORS, INC., a Florida corporation ("A&C"), and INTER-CITY PRODUCTS CORPORATION (USA), a Delaware corporation ("ICP").


                                   BACKGROUND

        A. ICP is engaged in the business of designing, manufacturing, selling and distributing for light commercial and residential markets central air conditioners, heat pumps, combination gas/electric air conditioners, and gas, electric and oil furnaces and parts and supplies for the foregoing, some of which are manufactured for it by OEMS, (collectively, the "ICP PRODUCTS") under the HEIL, TEMPSTAR, ARCOAIRE and COMFORTMAKER trademarks (each an "ICP BRAND" and collectively the "ICP BRANDS").

        B. ICP owns all of the issued and outstanding capital stock of CDS Holdings, Inc., a Delaware corporation ("CDS HOLDINGS"). CDS Holdings owns all of the issued and outstanding capital stock of Coastline Distribution, Inc., a Delaware corporation with its headquarters in Sanford, Florida ("COASTLINE").

        C. Coastline distributes ICP Products in Florida, Alabama and Georgia.

        D. ICP leases and operates distribution centers located in Norcross, Georgia; Charlotte, North Carolina; Savage, Maryland; and Chino, California from which ICP Products are marketed (collectively, the "DISTRIBUTION CENTERS").

        E. On the terms and subject to the conditions set forth herein, A&C desires to purchase from ICP, and ICP desires to sell to A&C, all of the issued and outstanding capital stock of CDS Holdings and substantially all of the assets and business comprising the Distribution Centers.

        F. It is a mutual condition to the Closing of the transactions contemplated by this Agreement that ICP enter into distribution agreements with A&C and Coastline, pursuant to which ICP will appoint A&C and Coastline, and Coastline and A&C agree to act as such, as exclusive distributors of certain ICP Products in certain counties.

        G. Watsco, Inc., a Florida corporation ("WATSCO"), as the ultimate parent of A&C, is joining in this Agreement for the limited purposes set forth herein.

        Accordingly, in consideration of the premises and of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

        In addition to the terms defined in the preamble, in the Background section and in other Articles of this Agreement, as used in this Agreement, the following terms have the meanings indicated below:

        "A&C'S ACCOUNTANTS" means Arthur Andersen LLP or such other independent and nationally recognized accounting firm as A&C may engage from time to time in connection with this Agreement.

        "ACQUIRED BUSINESS" means the (1) Transferred Assets and Transferred Liabilities, (2) the business conducted by ICP at the Distribution Centers on the date hereof and on the Closing Date, and (3) the assets and Liabilities of, and business conducted by, CDS Holdings and Coastline on the date hereof and on the Closing Date.

        "AFFILIATE" of a Person or entity means a Person or entity that directly or indirectly through one or more intermediates controls, is controlled by, or is under common control with, the first Person or entity. "CONTROL" (including the terms "controlled by" and "under common control with"), whether or not capitalized, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person or entity, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise. Without limiting the foregoing, for purposes of clarity,
(1) ownership of twenty-five percent (25%) or more of the voting securities of a corporation shall be presumed to constitute control, and (2) until (but not after) the Closing, CDS Holdings and Coastline are Affiliates of ICP.

        "AFFILIATED GROUP" means the affiliated group as defined in Section 1504 of the Code (and any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which ICP, CDS Holdings and Coastline are members and of which ICP is the parent.

        "BENEFIT PLAN" means any Plan established by ICP, CDS Holdings or Coastline, or any predecessor or ERISA Affiliate of ICP, CDS Holdings or Coastline, existing at the Closing or prior thereto, to which ICP, CDS Holdings or Coastline contributes or has contributed on behalf of any present (as of the date of this Agreement or as of the Closing Date) or former employee, or under which any such Person or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

        "BUSINESS DAY" means any day which is not a Saturday, Sunday or legal holiday in Miami, Florida or Nashville, Tennessee.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

        "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ss.300.5.

        "CLOSING DATE BALANCE SHEET" has the meaning ascribed to such term in
SECTION 2.4.

        "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "CONTRACT" means all written and oral contracts, agreements, license agreements, leases, assignments, purchase agreements, indentures, mortgages, instruments of indebtedness, security agreements, guaranties, purchase orders, sales orders, and distribution agreements.

        "EMPLOYEE" means each full-time employee of ICP based at the Distribution Centers, and each employee of Coastline.

        "ENVIRONMENTAL LAW" means all Laws and Orders concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, groundwater, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes including, without limitation, CERCLA, the Resource Conservation and Recovery Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and the Occupational Safety and Health Act, as amended, and similar state and local laws, rules and regulations.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA AFFILIATE" means any Person which is under common control with ICP, CDS Holdings or Coastline who, together with any of ICP, CDS Holdings or Coastline (as the case may be), is treated as a single employer within the meanings of Sections 414(b), (c), (m) and (o) of the Code.

        "GAAP" means United States generally accepted accounting principles, consistently applied.

        "GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

        "HAZARDOUS MATERIALS" means (1) any petroleum or petroleum products, flammable or explosive materials, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (2) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (3) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

        "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "ICP'S ACCOUNTANTS" means Coopers & Lybrand or such other independent and nationally recognized accounting firm as ICP may engage from time to time in connection with this Agreement.

        "ICP INVENTORY PROFIT" means, with respect to ICP Products included in the Transferred Assets or owned by Coastline on the Closing Date, the excess, if any, of (1) the value of such inventory as shown on the final Closing Date Balance Sheet as audited pursuant to Section 2.4 hereof over (2) ICP's standard cost of manufacturing, or in the case of ICP Products purchased by ICP from an OEM the price paid by ICP for, such ICP Products in each case which shall include provision for freight and warranty costs and cooperative advertising.

        "INSURANCE POLICIES" means all casualty, liability or other policies of insurance of ICP, CDS Holdings or Coastline relating to the Acquired Business, any Employees, or insuring any of the Transferred Assets or any of Coastline's or CDS Holdings' assets.

        "IRS" means the United States Internal Revenue Service.

        "KNOWLEDGE OF ICP" or "KNOWN TO ICP" means the actual knowledge of any director, officer or senior management personnel or branch general manager of ICP or of the President of Coastline.

        "LAWS" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or any state, county, city or other political subdivision or of any Governmental Authority, including common law.

        "LIABILITIES" means all indebtedness, debt, commitments, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, whether accrued or unaccrued, whether asserted or unasserted, whether known or unknown, or whether due or to become due).

        "LIENS" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other Contract to give any of the foregoing.

        "LOSSES" means any and all damages, fines, costs, fees, Liabilities, penalties, deficiencies, losses, amounts paid in settlement, and expenses (including, without limitation, interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

        "NET BOOK VALUE OF COASTLINE" means as of the Closing Date (1) the net book value of Coastline's assets as determined in accordance with GAAP, provided that, in calculating the net book value of such assets, it is agreed that inventory shall be valued on a FIFO basis, net of reasonable reserves for obsolete inventory and less any ICP Inventory Profit included in the value of the inventory as it appears on Coastline's books, LESS (2) the net book value of trade payables, notes payable, and accrued expenses of Coastline determined in accordance with GAAP, provided that, in calculating the net book value of such obligations, (A) the net book value of the notes owing to Louise Shivers, Linda East and Codisco shall be their net present value calculated in a manner consistent with SCHEDULE 1 hereto, (B) the net book value of the earnouts owing to Louise Shivers, Linda East and Don Bauerle Sr. shall be zero and (C) the net book value of Coastline's deferred tax assets shall be zero.

        "NET BOOK VALUE OF THE DISTRIBUTION CENTERS" means as of the Closing Date (1) the net book value of Transferred Assets as determined in accordance with GAAP, provided that, in calculating the net book value of such assets, it is agreed that inventory shall be valued on a FIFO basis, net of reasonable reserves for obsolete inventory and less any ICP Inventory Profit included in the value of such inventory as it appears on ICP's books, less (2) the net book value of the Transferred Obligations determined in accordance with GAAP.

        "NPL" means the National Priorities List under CERCLA.

        "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case, whether preliminary or final).

        "ORDINARY COURSE OF BUSINESS" means the ordinary course of business of the Acquired Business consistent with past custom and practice (including with respect to quantity and frequency).

        "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

        "PENSION BENEFIT PLAN" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

        "PERMITS" means all licenses, permits, certificates of authority, variances, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority.

        "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, joint venture, other business organization, trust, union, association or Governmental Authority.

        "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation, unemployment or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" as defined in Section 3(3) of ERISA.

        "PRELIMINARY CLOSING BALANCE SHEET" means a consolidated balance sheet of the Acquired Business as of November 30, 1996, prepared by ICP in accordance with GAAP.

        "QUALIFIED PLAN" means each Benefit Plan which is intended to qualify under Section 401(a) of the Code.

        "RELATED AGREEMENTS" means the Bill of Sale, the Assignment and Assumption Agreement, the Lease Assignments, the License Agreements, the Distribution Agreements, the Services Agreement, the ICP Bringdown Certificate, the A&C Bringdown Certificate, the ICP Secretary's Certificates, and the A&C Secretary's Certificates.

        "TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "TAX" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "TREASURY REGULATIONS" means the regulations prescribed under the Code.

        "WATSCO GUARANTY" means a guaranty agreement dated the Closing Date from Watsco in favor of ICP substantially in the form attached hereto as EXHIBIT K.


                                   ARTICLE II
              SALE AND PURCHASE OF SHARES AND DISTRIBUTION CENTERS

        SECTION 2.1 SALE AND PURCHASE OF SHARES. Subject to the terms and conditions set forth herein, at the Closing (as defined below), ICP shall sell to A&C free and clear of any Liens, and A&C shall purchase, all of the issued and outstanding capital stock of CDS Holdings, which consists of 400 shares, par value of $.01 per share, of common stock (the "SHARES").

        SECTION 2.2 SALE AND PURCHASE OF DISTRIBUTION CENTERS.

               (a) TRANSFERRED ASSETS. Subject to the terms and conditions set forth herein, at the Closing, ICP shall sell, convey, assign and deliver to A&C, free and clear of any Liens, and A&C shall purchase, acquire and accept delivery of, all of ICP's right, title and interest in and to the following assets (other than the Excluded Assets, defined below) to the extent that they are located at or used primarily in the operation of the Distribution Centers (the assets to be sold to A&C are collectively referred to herein as the "TRANSFERRED ASSETS"):

                      (i) All finished goods inventory of ICP Products located
               at the Distribution Centers, or in transit to or from the Distribution Centers, on the Closing Date, and including all rights of ICP against the manufacturers or suppliers of such inventories;

                      (ii) all of ICP's accounts and notes receivable and other
               rights to receive payment (other than warranty receivables);

                      (iii) all supplies, equipment, machinery, vehicles,
               furniture, furnishings, fixtures, spare parts, tools, packaging supplies, leasehold improvements and other tangible property, including, but not limited to, the tangible personal property listed on SCHEDULE 2.2(a)(iii), together with all rights of ICP against the manufacturers or suppliers of such items;

                      (iv) the leases for real property listed on SCHEDULE
               2.2(a)(iv) (collectively, the "FACILITY LEASES");

                      (v) all leases for personal property including, but not
               limited to, those listed on SCHEDULE 2.2(a)(v) (collectively, the "EQUIPMENT LEASES");

                      (vi) all Contracts including, but not limited to, those
               listed on SCHEDULE 2.2(a)(vi) but excluding leases for real or personal property (collectively, the "TRANSFERRED CONTRACTS");

                      (vii) all utility, security and other deposits, prepaid
               expenses and other prepayments; and

                      (viii) (A) the business conducted by ICP at the
               Distribution Centers as a going concern, technical and business information and methods of operation and all related goodwill,
               (B) the telephone numbers, customer lists, vendor lists, referral lists and contacts, and other data located at or related to the Distribution Centers or the business conducted at the Distribution Centers, (C) all books, computer software and media, files, papers, records and other data of ICP located at the Distribution Centers or relating to the business conducted at the Distribution Centers, and (D) Permits relating to the conduct of business at the Distribution Centers, except those Permits which by their terms are not transferable.

               At the Closing, ICP shall deliver to A&C, free and clear of any Liens, good and marketable (or, in the case of Transferred Contracts, Facility Leases and Equipment Leases, good and assignable title pursuant to the terms of the applicable lease or Contract) to and possession of the Transferred Assets.

               (b) EXCLUDED ASSETS. The following assets are specifically excluded from the meaning of the term "Transferred Assets", and ownership of these assets shall remain with ICP (collectively, "EXCLUDED ASSETS"):

                      (i) All rights, properties, and assets which have been
               used or held for use in connection with the Acquired Business and which shall have been transferred (including transfers by way of sale) or otherwise disposed of prior to the Closing, provided such transfers and disposals shall have been in the Ordinary Course of Business of the Acquired Business;

                      (ii) rights to or claims for refunds or rebates of Taxes
               and other governmental charges and the benefit of net operating loss carryforwards, carrybacks or other tax benefits or credits of ICP, in each case whether or not attributable to the Acquired Business;

                      (iii) claims or rights against third parties arising with
               respect to events or breaches occurring prior to the Closing Date under the Transferred Contracts;

                      (iv) all insurance policies and rights thereunder,
               including but not limited to, rights to any cancellation value as of the Closing Date;

                      (v) proprietary or confidential business or technical
               information, records and policies that relate generally to ICP or any of its Affiliates and are not used primarily in the Acquired Business, including, without limitation, organization manuals and strategic plans;

                      (vi) all trademarks and service marks owned by ICP or its
               Affiliates, including, without limitation, any and all trademarks or service marks, trade names, slogans or other like property relating to or including the name "HEIL," "TEMPSTAR," "ARCOAIRE," and "COMFORTMAKER" or any derivative thereof and any ICP logo or any derivative thereof, and ICP's proprietary computer programs or other software, including but not limited to Seller's proprietary databases, accounting and reporting formats, systems and procedures; and

                      (vii) Consulting Agreement dated January 1, 1996 by and
               between William B. Furlong d/b/a W. B. Furlong Enterprises and ICP; and

                      (viii) all other assets of ICP not located at the
               Distribution Centers or used primarily in connection with the Acquired Business, including but not limited to, assets used by ICP or its Affiliates in other businesses of ICP or its Affiliates and assets used primarily in connection with ICP's corporate functions (including but not limited to the corporate charter, taxpayer and other identification numbers, seals, minute books and stock transfer books), whether or not used for the benefit of the Acquired Business.

               (c) TRANSFERRED OBLIGATIONS. At the Closing, A&C shall assume only the following Liabilities of ICP (the "TRANSFERRED OBLIGATIONS"), and no others:

                      (i) All Liabilities arising after the Closing Date under
               the Transferred Contracts;

                      (ii) all Liabilities arising after the Closing under the
               Facility Leases;

                      (iii) all Liabilities arising after the Closing under the
               Equipment Leases;

                      (iv) all of the accounts payable, other accrued expenses
               and any other items shown as "current liabilities" on the Closing Date Balance Sheet (other than employee compensation expenses such as payroll, benefits, commissions, withholdings, and Taxes);

                      (v) the Liabilities expressly assumed by Buyer pursuant to this Agreement;

                      (vi) all Liabilities under open purchase orders that were
               entered into by ICP on behalf of the Acquired Business in the Ordinary Course of Business and which provide for the delivery of goods or services to the Acquired Business (and in either case for payment) subsequent to the Closing Date;

                      (vii) as provided in Section 2.5 hereof, all Liabilities
               in respect of real or personal property Taxes, utilities, gas and other services but only to the extent that they pertain to periods after the Closing Date;

                      (viii) all Liabilities arising from the operation of the
               Acquired Business from and after the Closing Date; and

                      (ix) the Liability described on SCHEDULE 2.2(c)(ix).

               Except for the Transferred Obligations, A&C shall not assume or be responsible at any time for any Liabilities of ICP or any of its Affiliates. Without limiting the generality of the foregoing, ICP expressly acknowledges and agrees that ICP shall retain, and that A&C shall not assume or otherwise be obligated to pay, perform, defend or discharge, except for the Transferred Obligations, (1) any Liabilities of ICP or any of its Affiliates for Taxes (except as provided in (vii) above), whether measured by income or otherwise, (2) any Liabilities of ICP or any of its Affiliates in connection with employee compensation expenses with respect to periods prior to Closing including, but not limited to, payroll, benefits, commissions, withholdings, and Taxes or with any Benefit Plan (with respect to the Employees or otherwise), including, without limitation, any liability of ICP or any of its Affiliates under ERISA, (3) any Liabilities of ICP or any of its Affiliates under any Environmental Laws, (4) any Liabilities pertaining to products sold by ICP prior to the Closing Date, including, but not limited to, product liability and returns and obligations under any warranty, (5) any Liabilities under or related to that certain Consulting Agreement dated January 1, 1996 by and between William B.

        Furlong d/b/a Furlong Enterprises and ICP (except that A&C agrees to comply with the confidentiality provisions of such agreement with regard to any information delivered to it hereunder) or under or related to the Stock Purchase Agreement described on SCHEDULE 2.2(a)(vi) or under or related to the transactions contemplated by such agreements, or (6) any other Liabilities which otherwise arise or are asserted by reasons of events, acts (or failures to act) or transactions occurring, or the conduct of business at any or all of the Distribution Centers prior to the Closing Date, including, but not limited to, any Liabilities incident to, arising out of or incurred with respect to this Agreement and the transactions contemplated hereby. ICP further agrees to satisfy and discharge as the same shall become due all Liabilities of ICP or any of its Affiliates with respect to the Acquired Business not specifically assumed by A&C hereunder. A&C's assumption of the Transferred Obligations shall in no way expand the rights or remedies of third parties against A&C as compared to the rights and remedies which such parties would have had against ICP had the transactions contemplated by this Agreement not been consummated.

        SECTION 2.3 CLOSING. The closing of the sale and purchase of the Shares and the Transferred Assets (the "CLOSING") shall take place at the offices of Tuke Yopp & Sweeney at Suite 1100, NationsBank Plaza, Nashville, Tennessee 37219 on January 27, 1997 or such other time and date as the parties may agree to in writing (the date on which the Closing occurs is referred to herein as the "CLOSING DATE"). For all purposes, the Closing shall be deemed to be effective as of 12:01 A.M. on the Closing Date.

        SECTION 2.4 PURCHASE PRICE.

               (a) PURCHASE PRICE; ESTIMATED CLOSING PAYMENT. As consideration for sale of the Shares and the Transferred Assets, A&C shall pay to ICP an amount equal to the sum (the "PURCHASE PRICE") of (i) the Net Book Value of Coastline and (ii) the Net Book Value of the Distribution Centers. The Purchase Price shall be calculated in the manner provided in (c) below.

               At the Closing, as an estimate of the Purchase Price, subject to adjustment as provided below, A&C shall pay to ICP an amount equal to ninety percent (90%) of the sum of the Net Book Value of Coastline and the Net Book Value of the Distribution Centers, in each case calculated using the Preliminary Closing Balance Sheet (the "Closing Payment"). Simultaneously with the Closing, A&C shall pay or shall cause Coastline to pay to ICP or ICP's Affiliates all notes payable and advances (but not trade or other accounts payables) owing from Coastline to ICP and ICP's Affiliates (net of notes receivable by Coastline from ICP and ICP's Affiliates and ICP Inventory Profit in the inventories of

        Coastline), which amount as of November 30, 1996 was $16,403,000.

               (b) METHOD OF PAYMENT; INTEREST. Payment of the Closing Payment and any adjustments to the Closing Payment in favor of ICP shall be made by A&C on the due date therefor by wire transfer of immediately available funds in Nashville, Tennessee to an account designated in writing by ICP. Payment of any adjustments to the Closing Payment in favor of A&C shall be made by ICP on the due date therefor by ICP to A&C by wire transfer of immediately available funds in Miami, Florida to an account designated in writing by A&C. Any amounts owing by one party to the other party under this Agreement which are not paid when due shall bear simple interest at the lesser of (i) seven percent (7%) per annum or (ii) the highest rate allowed under applicable Law.

               (c) CALCULATION OF PURCHASE PRICE; DISPUTES. Promptly after the Closing and in any event within thirty (30) days of the Closing Date, ICP shall deliver to A&C a balance sheet of the Acquired Business dated as of the Closing Date, certified by its Chief Financial Officer as having been prepared in accordance with GAAP, this Agreement and on the same basis as the Preliminary Closing Balance Sheet (the "CLOSING DATE BALANCE SHEET").

               In connection with the foregoing, A&C shall make employees of the Acquired Business reasonably available to assist ICP (without charge) and such employees shall be instructed by A&C to reasonably cooperate with ICP. A&C agrees that following the Closing and until the final resolution of the calculation of the Purchase Price, A&C will not take any actions with respect to the accounting books, records, policies and procedures of the Acquired Business that are not consistent with GAAP applied in the manner consistent with the past practices of the Acquired Business and consistent with the Preliminary Closing Balance Sheet. A&C shall also cause A&C's Accountants, and ICP shall cause ICP's Accountants, to cooperate with each other and with the Settlement Accountants in connection with the resolution of any disputes related to the calculation of the Purchase Price, including but, not limited to, sharing of work papers.

               (d) During the ninety (90) days immediately following A&C's receipt of the Closing Date Balance Sheet, A&C and A&C's Accountants shall be entitled to review and audit the Closing Date Balance Sheet and review ICP's and ICP's Accountant's working paper relating to the Closing Date Balance Sheet. The Closing Date Balance Sheet shall become final and binding upon the parties on the ninetieth (90th) day following delivery thereof to A&C unless A&C gives written notice to ICP of its disagreement with the Closing Date Balance Sheet (a "NOTICE OF DISAGREEMENT") prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted.
        If a timely Notice of Disagreement is received by ICP with respect to the Closing Date Balance Sheet, then the Closing Date Balance Sheet (as revised in accordance with clause (e) below), shall become final and binding upon the parties on the earlier of: (1) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in a Notice of Disagreement; or (2) the date any matters properly in dispute are finally resolved in writing by the Settlement Accountants (as defined below). Notwithstanding the foregoing, within ninety (90) days after the receipt by A&C of the Closing Date Balance Sheet, A&C shall remit to ICP or ICP shall remit to A&C, as the case may be, in immediately available funds, any undisputed amount as to which there is required to be a Closing Payment Adjustment (as hereafter defined).

               (e) During the thirty (30) days immediately following the delivery of any Notice of Disagreement, ICP and A&C shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Disagreement. At the end of such 30-day period, ICP and A&C shall submit to a nationally recognized firm of independent certified accountants (the "SETTLEMENT ACCOUNTANTS") for review and resolution any and all matters which remain in dispute and which were properly included in any Notice of Disagreement, and the Settlement Accountants shall reach a final, binding resolution of all matters which remain in dispute. The Closing Date Balance Sheet, with such adjustments necessary to reflect the Settlement Accountants' resolution of the matters in dispute, shall become final and binding on A&C and ICP on the date the Settlement Accountants deliver their final resolution to the parties. The Settlement Accountants shall be Price Waterhouse, or if such firm is unable or unwilling to act, such other nationally recognized firm of independent certified accountants (who have not performed services for either of ICP, A&C or their respective Affiliates within the last five
        (5) years) selected by mutual agreement of ICP's Accountants and A&C's Accountants. The costs and expenses of the Settlement Accountants shall be borne 50% by A&C and 50% by ICP.

               (f) ADJUSTMENT TO THE PURCHASE PRICE. In the event the Purchase Price, as finally determined in accordance with (a) and (c) above, exceeds the Closing Payment, A&C shall pay the amount of such excess to ICP. In the event the Purchase Price, as finally determined in accordance with (a), (c), (d) and (e) above, is less than the Closing Payment, ICP shall pay the amount of such deficiency to A&C. Payments owing under this subsection (f) are referred to herein as "CLOSING PAYMENT ADJUSTMENTS" and shall be due and payable in immediately available funds three (3) Business Days after the Purchase Price as has been finally determined in accordance with (a), (c), (d) and (e) above.

        SECTION 2.5 PRORATIONS. The operation of the Acquired Business at the Distribution Centers prior to the Closing shall be for the account of ICP up to the Closing, and thereafter shall be for the account of A&C. Expenses for utilities, real or personal property Taxes and assessments, rents, royalties, subscriptions, and similar items, to the extent they are among the Transferred Obligations, shall be prorated between A&C and ICP as of the effective time of the Closing.

        SECTION 2.6 ALLOCATION OF PURCHASE PRICE. Within thirty (30) days of the date that the Purchase Price is finally determined in accordance with this
Article II, A&C shall deliver to ICP, for its review and approval, a Schedule setting forth the allocation of the Purchase Price and the Transferred Obligations for all purposes (including Tax and financial accounting purposes) among (a) the Shares, (b) the Transferred Assets, and (c) the Transferred Obligations (the "Allocation"). If A&C and ICP are not able to agree to the Allocation within thirty (30) days, either of them may submit any unresolved matter related to the Allocation to the Settlement Accountants to resolve all unresolved matters related to the Allocation, and such resolution shall be binding on both parties. The fees and expenses of the Settlement Accountants shall be shared equally by A&C and ICP. ICP and A&C each agrees to report (and to cause its Affiliates to report) all Tax consequences of the transactions contemplated herein in a manner consistent with such Allocation (including the filing of a reasonably acceptable IRS Form 8594, Asset Acquisition Agreement under Section 1060 of the Code) and not to take any position inconsistent therewith upon examination of any Tax Return, in any refund claim, in any litigation, investigation or otherwise. A&C agrees to send to ICP a completed copy of its Form 8594 (Asset Acquisition Statement under Section 1060) with respect to this transaction prior to filing such form with the Internal Revenue Service.

        SECTION 2.7 ICP CLOSING DELIVERIES. At the Closing, ICP shall tender all of the following documents, materials and instruments to A&C, each in form and substance reasonably satisfactory to A&C:

               (a) SHARES. One or more certificates representing all of the Shares, duly endorsed in blank by an authorized officer of ICP or accompanied by stock powers duly executed in blank by an authorized officer of ICP, and bearing or accompanied by all requisite stock transfer stamps.

               (b) BILL OF SALE. A bill of sale in the form of the bill of sale attached hereto as EXHIBIT A (the "BILL OF SALe"), duly executed by an authorized officer of ICP.

               (c) ASSIGNMENT. An assignment agreement in the form of the assignment and assumption agreement attached hereto as EXHIBIT B (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"), duly executed by an authorized officer of ICP.

               (d) LEASE ASSIGNMENTS. For each Facility Lease, a lease assignment substantially in the form of the lease assignment attached hereto as EXHIBIT C (the "LEASE ASSIGNMENTS"), each duly executed by an authorized officer of ICP and by the applicable lessor.

               (e) DISTRIBUTION AGREEMENTS. Distribution agreements (and corresponding license agreements) in the form of the agreement(s) attached hereto as EXHIBIT D (the "DISTRIBUTION AGREEMENTS"), each duly executed by an authorized officer of ICP.

               (f) SERVICES AGREEMENT. A services agreement pursuant to which ICP would agree to continue to provide for a reasonable period following Closing to the Distribution Centers, CDS Holdings and Coastline certain of the support services that ICP had previously provided to the Distribution Centers, CDS Holdings and Coastline prior to the date hereof, the degree of support and the terms and conditions of the support to be provided shall be determined in accordance with Section
        6.10 hereof (the "SERVICES AGREEMENT"), duly executed by an authorized officer of ICP.

               (g) TITLES. Originals of any title or registration certificates for any vehicles or titled equipment or assets included within the Transferred Assets, duly endorsed in order to transfer ownership thereof to A&C.

               (h) BRINGDOWN. A certificate in the form of the certificate attached hereto as EXHIBIT E (the "ICP BRINGDOWN CERTIFICATE"), duly executed by an authorized officer of ICP.

               (i) SECRETARY'S CERTIFICATES. A secretary's certificate of each of ICP, CDS Holdings and Coastline in the form of the certificate(s) attached hereto as EXHIBIT F (the "ICP SECRETARY'S CERTIFICATES"), each duly executed by the Secretary or an Assistant Secretary of ICP, CDS Holdings or Coastline, as the case may be, authorized to execute and deliver such certificate.

               (j) LEGAL OPINION. The opinion of Tuke Yopp & Sweeney, counsel to ICP substantially in the form of the opinion attached hereto as EXHIBIT G hereto (the "ICP LEGAL OPINION").

               (k) LIENS AND CONSENTS. Evidence that all Liens on the Transferred Assets, the Shares, the assets of CDS Holdings and Coastline or otherwise affecting or relating to the Acquired Business have been released and that all consents and notices required in the reasonable opinion of A&C to be obtained or given in connection with the consummation of the transactions contemplated hereby have been obtained or given, including, but not limited to, the consents and notices listed on SCHEDULE 3.6 hereto.

               (l) PRELIMINARY CLOSING BALANCE SHEET. The Preliminary Closing Balance Sheet, certified by the Chief Financial Officer of ICP as having been prepared in accordance with GAAP.

               (m) MANUFACTURING COST. A statement, certified as true and accurate by the Chief Financial Officer of ICP, setting forth ICP's standard cost of manufacturing ICP Products, or in the case of ICP Products purchased from an OEM, the purchase price paid to such OEM by ICP, in each case sufficient for use in calculating ICP Inventory Profit.

               (n) MINUTE BOOKS AND SHARE CERTIFICATES. The original minute books of CDS Holdings, Coastline and any Person that merged with or into such entities, the corporate seals of such entities, the stock ledger and stock books of such entities, and the original certificates representing all of the issued and outstanding shares of capital stock of Coastline.

        ICP shall also execute and tender to A&C at Closing such other documents, materials and instruments as A&C may reasonably request in order to consummate the transactions contemplated hereby and vest in A&C, free of any Liens, the Shares, the Transferred Assets and the Acquired Business.

        SECTION 2.8 A&C CLOSING DELIVERIES. At the Closing, A&C shall tender payment of the Closing Payment to ICP in the manner described in this Article II and tender to ICP all of the following documents, materials and instruments, each in form and substance reasonably satisfactory to A&C:

               (a) ASSIGNMENT. The Assignment and Assumption Agreement, duly executed by an authorized officer of A&C.

               (b) LEASE ASSIGNMENTS. The Lease Assignments, duly executed by an authorized officer of A&C.

               (c) DISTRIBUTION AGREEMENTS. The Distribution Agreements (and corresponding license agreements), each duly executed by an authorized officer of A&C and Coastline.

               (d) SERVICES AGREEMENT. The Services Agreement, duly executed by an authorized officer of A&C.

               (e) BRINGDOWN. A certificate in the form of the certificate attached hereto as EXHIBIT H (the "A&C BRINGDOWN CERTIFICATE"), duly executed by an authorized officer of A&C.

               (f) SECRETARY'S CERTIFICATES. A secretary's certificate of each of Watsco and A&C in the form of the certificate(s) attached hereto as
        EXHIBIT I (the "A&C SECRETARY'S CERTIFICATES"), each duly executed by the Secretary or an Assistant Secretary, of Watsco or A&C, as the case may be, authorized to execute and deliver such certificate.

               (g) LEGAL OPINION. The opinion of Moore & Van Allen PLLC, special counsel to A&C substantially in the form of the opinion attached hereto as EXHIBIT J hereto (the "A&C LEGAL OPINION").

               (h) WATSCO GUARANTY. The Watsco Guaranty, duly executed by
        Watsco.

        A&C shall also execute and tender to ICP at Closing such other documents, materials and instruments as ICP may reasonably request in order to consummate the transactions contemplated hereby and cause A&C to assume the Transferred Obligations.


                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF ICP

        ICP hereby makes to A&C all of the representations and warranties set forth in this Article III:

        SECTION 3.1 ORGANIZATION, GOOD STANDING AND AUTHORITY OF ICP. Each of ICP, CDS Holdings and Coastline is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of CDS Holdings and Coastline is duly qualified to do business as a foreign corporation in the jurisdictions set forth opposite its name in SCHEDULE 3.1, which are all the jurisdictions where the character of the properties each of them owns, leases or operates, or the conduct of each of their respective business, requires such qualification. ICP is duly qualified to do business as a foreign corporation in each state in which any of the Distribution Centers is located and in each other jurisdiction where the character of the properties it owns, leases or operates or the conduct of its business makes such qualification necessary other than where the failure to so qualify could not reasonably be expected to have a material adverse effect on the Acquired Business. Each of ICP, CDS Holdings and Coastline has full corporate power and authority to own the properties and assets owned by it, to lease the properties and assets held by it under lease, to carry on the operation of the Acquired Business as it is now being conducted by it, to operate the Acquired Business as heretofore operated by it and to enter into this Agreement and the Related Agreements and perform its obligations under this Agreement and the Related Agreements.

        SECTION 3.2 ARTICLES OF INCORPORATION; BYLAWS; MINUTE BOOKS. True and complete copies of the articles of incorporation and by-laws of each of ICP, CDS Holdings and Coastline, as amended to and including the date hereof, have been delivered to A&C. None of ICP, CDS Holdings or Coastline is in violation of any provision of its articles of incorporation or by-laws. The minute books, stock books and stock transfer records of each of

CDS Holdings and Coastline, true and complete copies of which have been made available to A&C, contain true and complete minutes and records of all issuances and transfers of capital stock of CDS Holdings and Coastline (as the case may be) and of all meetings, consents, proceedings and other actions of the shareholders, board of directors and committees of the board of directors of CDS Holdings and Coastline (as the case may be) from August 25, 1996 to and including the date hereof and, to the Knowledge of ICP, from the respective date of incorporation of CDS Holdings and Coastline (as the case may be) to and including August 24, 1996.

        SECTION 3.3 DUE AUTHORIZATION, EXECUTION AND DELIVERY. ICP has full corporate authority to execute and deliver this Agreement and the Related Agreements, to perform its obligations hereunder and under the Related Agreements and to consummate the transactions contemplated hereby and thereby, and ICP has duly executed and delivered this Agreement, and this Agreement constitutes (and, when executed and delivered, the Related Agreements will constitute) the legal, valid and binding obligations of ICP enforceable against it in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

        SECTION 3.4 TITLE TO SHARES; CAPITALIZATION; ETC.

               (a) TITLE. ICP owns beneficially and of record all of the Shares free and clear of any Liens. Upon the delivery of and payment for the Shares as provided for in this Agreement, A&C will acquire good and valid title to all the Shares, free and clear of any Lien other than any Lien arising by any action taken by A&C. CDS Holdings owns beneficially and of record all of the issued and outstanding capital stock of Coastline free and clear of any Liens.

               (b) AUTHORIZED AND ISSUED CAPITAL STOCK. The authorized and issued capital stock of Coastline and CDS Holdings is as set forth on
        SCHEDULE 3.4(b). The Shares and the shares of capital stock of Coastline shown on SCHEDULE 3.4(b) to be issued and outstanding have been duly authorized and validly issued, are fully paid and nonassessable and are the only issued and outstanding shares of capital stock of Coastline or CDS Holdings.

               (c) NO EQUITY RIGHTS. There are no preemptive or similar rights on the part of any holders of any class of securities of CDS Holdings or Coastline. There are no subscriptions, options, warrants, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating any of ICP, CDS Holdings or Coastline or any other Person, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of CDS Holdings or Coastline, or any securities convertible into or exchangeable for any such shares, and no authorization therefor has been given. There are no outstanding contractual or other rights or obligations to or of any of ICP, CDS Holdings or Coastline or any other Person to repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of CDS Holdings or Coastline.

        SECTION 3.5   SUBSIDIARIES.

               (a) Except as set forth in SCHEDULE 3.5, Coastline does not own, directly or indirectly, any shares of capital stock or other equity interest (or any other interest convertible into an equity interest) in any Person and has no commitment to contribute to the capital of, make loans to, or share in the profits or losses of, any Person. C&M Trucking, Inc., a Florida corporation, ("C&M TRUCKING") is an inactive corporation. All of the issued and outstanding capital stock of C&M Trucking of C&M Trucking is owned by Coastline. C&M Trucking does not now have, nor has it ever had, any business operations, assets or Liabilities.

               (b) Other than the Shares, CDS Holdings does not have any assets or Liabilities or own any equity interest (or any other interest convertible into an equity interest) in any other Person, and has no commitment to contribute to the capital of, make loans to, or share in the profits or losses of, any other Person.

        SECTION 3.6 CONSENTS; NO CONFLICT. Except as set forth in SCHEDULE 3.6 and for applicable requirements of the HSR Act, (a) no consent, authorization, Permit or approval of any Person or from any Governmental Authority is required as a condition to the execution and delivery of this Agreement by ICP or any of the Related Agreements and the consummation of the transactions contemplated by this Agreement and the Related Agreements by ICP, and (b) the execution and delivery of this Agreement and the Related Agreements by ICP and the consummation of the transactions contemplated hereby and thereby by ICP will not conflict with, give rise to a right of termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or give rise to a right of acceleration of the performance required by or maturity of, or result in the creation of any Lien, Liabilities or loss of any rights with respect to ICP, CDS Holdings or Coastline (which could reasonably be expected to have a material adverse effect on the Acquired Business) pursuant to any of the terms, conditions or provisions of or under any applicable Law, the articles of incorporation or by-laws of any of ICP, CDS Holdings or Coastline, or under any Contract binding upon any of ICP, CDS Holdings or Coastline, or to which any of the assets or properties of any of ICP (related to the Acquired Business), CDS Holdings or Coastline or any of the Shares, Transferred Assets or any portion of the Acquired Business is subject.

        SECTION 3.7 TAX MATTERS.

               (a) TAX RETURNS. Except as set forth on SCHEDULE 3.7(a), (i) each of ICP, CDS Holdings and Coastline and the Affiliated Group has duly and timely filed (or caused to be filed) (or where permitted or required, the Affiliated Group of which ICP, CDS Holdings or Coastline is a member has filed (or caused to be filed)) all Tax Returns that each was required to file prior to the date hereof, (ii) all such Tax Returns were correct and complete in all material respects, and (iii) none of the Affiliated Group, ICP, CDS Holdings or Coastline is currently the beneficiary of any extension of time within which to file any Tax Return.

               (b) COMPLIANCE. Except as set forth on SCHEDULE 3.7(b), (i) all Taxes that are or may become payable by any of the Affiliated Group, ICP, CDS Holdings or Coastline or that are chargeable as a Lien upon the Transferred Assets or the Shares (whether or not shown on any Tax Return) as of the date hereof have been duly and timely paid, and (ii) each of ICP, CDS Holdings and Coastline have complied with applicable Law relating to the reporting, payment and withholding of Taxes in connection with amounts paid to its employees, creditors, independent contractors or other third parties and has, within the time and in the manner prescribed by Law, withheld from such amounts and timely paid over to the proper Governmental Authorities all such amounts required to be so withheld and paid over under applicable Law.

               (c) CLAIMS. Except as set forth on SCHEDULE 3.7(c), (i) no claim (other than a claim that has been finally settled) is pending by a Governmental Authority in a jurisdiction where ICP, CDS Holdings or Coastline does not file Tax Returns or pay or collect Taxes in respect of a particular type of Tax imposed by that jurisdiction that any of ICP, CDS Holdings or Coastline is or may be subject to an obligation to file Tax Returns or pay or collect Taxes in respect of such Tax in that jurisdiction and (ii) there is no pending claim or issue (other than a claim or issue that has been finally settled) concerning any Liability for Taxes of any of ICP, CDS Holdings or Coastline asserted, raised or threatened by any Governmental Authority in writing and, to the Knowledge of ICP, no such Liability for Taxes has otherwise been threatened.

               (d) WAIVERS. Except as set forth on SCHEDULE 3.7(d), neither the Affiliated Group nor any of ICP, CDS Holdings or Coastline has (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney in each case with respect to any Taxes, which waiver, agreement or power of attorney is currently in force.

               (e) ELECTIONS. SCHEDULE 3.7(e) lists all material elections for Income Taxes made by any of ICP, CDS Holdings or Coastline or the Affiliated Group that are currently in force or to which any of ICP, CDS Holdings or Coastline is bound.

               (f) CONSENTS. None of ICP, CDS Holdings, Coastline or the Affiliated Group has filed a consent under Section 341(f) of the Code concerning collapsible corporations.

               (g) TAX SHARING AGREEMENTS. Except as set forth on SCHEDULE 3.7(g), none of ICP, CDS Holdings or Coastline is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement, and none of ICP, CDS Holdings or Coastline (i) is or has ever been a member of any group of companies (other than the Affiliated Group) filing a consolidated, combined or unitary Income Tax Return or (ii) has any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law); as a transferee, successor, indemnitor or guarantor; by contract or otherwise.

               (h) U.S. REAL PROPERTY HOLDING CORPORATION. Neither Coastline nor CDS Holdings is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

               (i) TAX RETURN FILINGS. SCHEDULE 3.7(i) contains a listing of each jurisdiction in which CDS Holdings or Coastline filed income Tax Returns for the calendar year ending December 31, 1995.

               (j) INCOME TAX RESERVES. The charges, awards and reserves for Taxes that will, when delivered, be reflected on the Preliminary Closing Balance Sheet and the Closing Date Balance Sheet with respect to ICP, CDS Holdings and Coastline for any period (or portion thereof) ending on or prior to the Closing are adequate to cover such Taxes.

               (k) PRE-CLOSING INCOME. Neither CDS Holdings or Coastline will be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) any "closing agreement," as described in Code Section 7121 (or any corresponding provision of state, local or foreign income Tax law), (iii) any deferred intercompany gain described in Treasury Regulation Sections 1.1502-13 or former Treasury Regulations Section 1.1502-14 or any excess loss account described in Treasury Regulation
        Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), (iv) any sale reported on the installment method where such sale occurred on or prior to the Closing Date, or (v) any prepaid amount received on or prior to the Closing Date.

               (l) NET OPERATING LOSS. At December 31, 1995, Coastline's federal income Tax Return indicated that it had a net operating loss carryforward ("NOLs") in the amount of approximately $2,000,000 attributable to the years ended 1993, 1994 and 1995. ICP believes that the NOLs were fully utilized by Coastline's and CDS Holdings' parent prior to the acquisition of these companies by ICP and there now are no NOLs available for utilization.

        SECTION 3.8 EMPLOYEES, LABOR MATTERS, ETC.

               (a) Except as set forth on SCHEDULE 3.8(a), none of ICP (with respect to the Acquired Business), CDS Holdings or Coastline is a party to or bound by any collective bargaining or other labor agreement with or relating to any of the Employees, and there are no labor unions or other organizations representing any of the Employees. To the Knowledge of ICP, since January 1, 1995, there has not occurred or been threatened any material strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any of the Employees. Except as set forth on SCHEDULE 3.8(a), there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or threatened with respect to any of the Employees.

               (b) SCHEDULE 3.8(b) sets forth the salaries and wages payable to each of the Employees immediately prior to the date hereof and all bonus payments made or to be made to any of the Employees since August 31, 1996 which were or will be outside of the Ordinary Course of Business.

        SECTION 3.9 FINANCIAL STATEMENTS. SCHEDULE 3.9 contains true and complete copies of the following financial statements of the Acquired Business (collectively and together with the Preliminary Closing Balance Sheet and the Closing Date Balance Sheet, the "FINANCIAL STATEMENTS"):

               (a) Consolidated Balance Sheet of Coastline and its subsidiaries as of November 22, 1996; and

               (b) Consolidated Balance Sheet, Consolidated Statement of Income and Consolidated Statement of Cash Flows of Coastline and its subsidiaries at December 31, 1996 and for the five (5) months ended December 31, 1996.

        Except as set forth in the notes thereto or as disclosed in SCHEDULE 3.9 hereof, all such Financial Statements (i) were (or, in the case of the Preliminary Closing Balance Sheet and the Closing Date Balance Sheet, will be) prepared from the accounting books and records of ICP, CDS Holdings and Coastline in accordance with GAAP and (ii) fairly present (or, in the case of the Preliminary Closing Balance Sheet and the Closing Balance Sheet, will present) the financial condition and results of operations of the Acquired Business as of the respective dates thereof and for the respective periods covered thereby.

        SECTION 3.10 CHANGES OF FINANCIAL CONDITION. Except for the execution and delivery of this Agreement and the Related Agreements and as disclosed on
SCHEDULE 3.10 hereof, since August 31, 1996, there has not been any material adverse change, or any event or development which, individually or together with other such events or developments, has resulted in or may result in a material adverse change in the business prospects, business, operations, property, condition (financial or otherwise), Liabilities or relations with labor, customers or suppliers of the Acquired Business. Since August 31, 1996, the Acquired Business has been operated in the Ordinary Course of Business.

        SECTION 3.11 Real Property.

               (a) OWNED REAL PROPERTY. Neither CDS Holdings nor Coastline owns any real property and the Transferred Assets do not include any real property (other than leasehold interests under the Facility Leases).

               (b) LEASED REAL PROPERTY. SCHEDULE 3.11(b) contains a true and correct list of the Facility Leases and each parcel of real property leased by Coastline or CDS Holdings, as lessee, under any real property lease, sublease, license or other Contract. Neither CDS Holdings or Coastline leases any real property as a sublessor, and ICP does not sublet any portion of the premises leased under the Facility Leases.

               Each of Coastline, CDS Holdings and ICP (in the case of the Facility Leases) has a valid leasehold estate in the real properties leased by such company, subject to the real property lease, sublease, license or Contract relating thereto, for the full term thereof. Each such real property lease or Contract is a legal, valid and binding agreement of Coastline, CDS Holdings or ICP (whichever is a party thereto), enforceable against such company in accordance with its terms and, except as set forth in SCHEDULE 3.11(b), Coastline, CDS Holdings or ICP (whichever is a party thereto) is not, and to the Knowledge of ICP no other party thereto is, in default under such lease or Contract and no event has occurred which, after notice or lapse of time or both, would constitute a default thereunder.

               (c) DOCUMENTS. ICP has delivered to A&C prior to the execution of this Agreement true and complete copies of the Facility Leases and all other real property leases, subleases, licenses or other Contracts (including any amendments and renewal letters relating thereto) with respect to the Facility Leases or the real property leased by Coastline or CDS Holdings.

               (d) CONDITION OF IMPROVEMENTS. Except as disclosed in SCHEDULE 3.11(d), to the Knowledge of ICP, the improvements located on real property leased by Coastline and CDS Holdings and on the real property leased pursuant to the Facility Leases are in good condition and in good repair, ordinary wear and tear excepted, and there are no condemnation proceedings pending or, to the Knowledge of ICP, threatened against any of such real property or improvements. To the Knowledge of ICP, all utilities and similar systems which are required for the operation of the Acquired Business at such leased real property are installed and operating and are sufficient to enable such real property to continue to be used and operated in the manner currently being used and operated by Coastline, CDS Holdings and ICP.

               (e) CURRENT USE. The current use of the leased real property by Coastline, CDS Holdings and ICP (with respect only to the real property encompassed by the Facility Leases) does not violate any of the leases or Contracts with respect to such properties or, to the Knowledge of ICP, any other instrument or Contract affecting such real property. To the Knowledge of ICP, there is no violation of any covenant, condition, restriction, easement, agreement or order of any Governmental Authority having jurisdiction over any of such leased real property that adversely affects such real property or the use or occupancy thereof. Since August 25, 1996, no damage or destruction has occurred with respect to any of the real property leased by Coastline or CDS Holdings or leased by ICP pursuant to the Facility Leases that, individually or in the aggregate, has had or resulted in, or could have or result in, a material adverse effect on the operation of the Acquired Business.

        SECTION 3.12 TANGIBLE PERSONAL PROPERTY. Each of Coastline and CDS Holdings is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the tangible personal property used in the conduct of the Acquired Business by such company. Except as disclosed in SCHEDULE 3.12, all such tangible personal property is free and clear of all Liens and, to the Knowledge of ICP, is in all material respects in good condition, ordinary wear and tear excepted.

        ICP is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Transferred Assets. Except as disclosed in SCHEDULE 3.12 hereof, all the Transferred Assets are free and clear of all Liens and, to the Knowledge of ICP, are in all material respects in good condition, ordinary wear and tear excepted. The sale of the Transferred Assets by ICP to A&C pursuant to this Agreement will effectively transfer to A&C ownership of, or rights under Contract to use, all tangible assets and properties constituting part of the Transferred Assets, free and clear of all Liens.

        SECTION 3.13 INVENTORY. All the inventory of Coastline and all of the inventory included in the Transferred Assets consists of finished goods inventory (and, in the case of the manufacturing operations of Coastline, raw materials, work in process or finished goods inventory) of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items or items below standard quality as to which a provision determined in a manner consistent with GAAP has been made on the books of such company. ICP and Coastline, as the case may be, have good and marketable title to such inventory, free and clear of all Liens. All of the inventory owned by Coastline and all of the inventory included within the Transferred Assets is located at the places identified on SCHEDULE 3.13 hereto. No such inventory is held under a consignment or similar arrangement. The sale of the Transferred Assets by ICP to A&C will effectively transfer to A&C title to the inventory constituting part of the Transferred Assets, free and clear of all Liens.

        SECTION 3.14 ACCOUNTS RECEIVABLE. Except as set forth in SCHEDULE 3.14, the accounts receivable and notes receivable included within the Transferred Assets and the accounts receivable and notes receivable of Coastline on the Closing Date (a) arose from BONA FIDE sales transactions in the Ordinary Course of Business; and (b) are collectible in the Ordinary Course of Business in the aggregate recorded amounts thereof, subject to annual write-off adjustments consistent with prior practice. ICP has good title to the accounts receivable and notes receivable included in the Transferred Assets, free and clear of all Liens. Coastline has good title to the accounts receivable and notes receivable owned by Coastline, free and clear of any Liens.

        SECTION 3.15 VEHICLES. SCHEDULE 3.15 hereof contains a true and complete list of all vehicles included in the Transferred Assets and all vehicles owned by CDS Holdings and Coastline. Each of ICP, CDS Holdings and Coastline (as the case may be) has good and valid title to, or has valid leasehold interests in or valid rights under Contract to use, all such vehicles, free and clear of all Liens. The sale of the Transferred Assets by ICP to A&C pursuant to this Agreement will effectively transfer to A&C the vehicles, free and clear of any Liens.

        SECTION 3.16  CONTRACTS.

               (a) Description of Contracts. Schedule 3.16 contains a true and complete list of each of the following Contracts (true and complete copies of which, together with all amendments and supplements thereto, have been delivered to A&C prior to the execution of this Agreement) which are Transferred Contracts or to which CDS Holdings or Coastline is a party or by which the Acquired Business may be bound following the
        Closing:

                           (i) All Contracts (excluding Benefit Plans) providing
               for a commitment of employment or consultation services for a specified term to, or otherwise relating to employment or the termination of employment or the severance of, any employee;

                           (ii) all Contracts with any Person containing any
               provision or covenant prohibiting or materially limiting the ability of ICP, Coastline or CDS Holdings to engage in any business activity or compete with any Person or prohibiting or materially limiting the ability of any Person to compete with ICP, Coastline or CDS Holdings;

                           (iii) all material partnership, joint venture or
               shareholders' Contracts with any Person;

                           (iv) all Contracts with distributors, dealers,
               manufacturer's representatives, sales agencies or franchisees with whom ICP, CDS Holdings or Coastline deals which in any case involve the payment or contingent payment, pursuant to the terms of any such Contract, by or to ICP, Coastline or CDS Holdings of more than $50,000 annually;

                           (v) all Contracts relating to the future disposition
               or acquisition of any assets of or by ICP, CDS Holdings or Coastline;

                           (vi) all other Contracts (other than Benefit Plans,
               real estate leases listed on Schedule 3.11(b) and insurance policies listed in Schedule 3.21) to which any of ICP, Coastline or CDS Holdings is a party that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to ICP, CDS Holdings or Coastline of more than $50,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to ICP, CDS Holdings or Coastline.

               (b) STATUS OF CONTRACTS. Each Contract required to be disclosed in SCHEDULE 3.16, lease listed on SCHEDULE 3.11(b), Transferred Contract, and Equipment Lease is in full force and effect and constitutes a legal, valid and binding agreement of Coastline, CDS Holdings or ICP (whichever is a party thereto), enforceable against such company in accordance with its terms, and, except as disclosed in SCHEDULE 3.16, neither the company party thereto nor, to the knowledge of ICP, any other party to any such Contract or lease is in violation or breach of or default under any such Contract or lease (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract or lease) the effect of which, individually or in the aggregate, could have a material adverse effect on the Acquired Business.

        SECTION 3.17 LITIGATION AND CLAIMS. SCHEDULE 3.17 discloses each instance in which ICP, CDS Holdings or Coastline is a party to or, to the Knowledge of ICP, is threatened to be made a party to, any charge, complaint, action, suit, arbitration, proceeding, hearing, or investigation which, individually or in the aggregate with all other such items, could if adversely determined have a material adverse effect on the Acquired Business.

        SECTION 3.18 COMPLIANCE WITH LAWS AND ORDERS. Except as disclosed in
SCHEDULE 3.18, none of ICP, CDS Holdings or Coastline is in violation of or in default under any Law or Order applicable to it the effect of which, individually or in the aggregate with other such violations and defaults, could have a material adverse effect on the Acquired Business.

        SECTION 3.19 EMPLOYEE BENEFITS.

               (a) DESCRIPTION OF BENEFIT PLANS. SCHEDULE 3.19(a) contains a true and complete list of the Benefit Plans and identifies each Benefit Plan that is a Qualified Plan. Except as disclosed on SCHEDULE 3.19(a), no Benefit Plan provides health or other welfare benefits to former Employees (except as required under Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B(f). Except as disclosed on SCHEDULE 3.19(a) hereto, none of the Benefit Plans obligate Coastline, CDS Holdings or ICP to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by this Agreement.

               (b) COMPLIANCE. Except as disclosed on SCHEDULE 3.19(b), (i) each Benefit Plan (and each related trust or insurance contract) complies in form and in operation in all material respects with its respective governing documents and the applicable requirements of ERISA and the Code, any applicable collective bargaining agreements and any other applicable laws and regulations; (ii) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan, and ICP is not aware of any facts or circumstances that would materially change the funded status of any such Benefit Plan; (iii) no asset of Coastline, CDS Holdings or ICP that is to be acquired by A&C, directly or indirectly, pursuant to this Agreement is subject to any Lien which arose with respect to any Benefit Plan under ERISA or the Code; (iv) none of Coastline, CDS Holdings or ICP has incurred any Liabilities under Title IV of ERISA (other than for contributions not yet due) or to the PBGC (other than for payment of premiums not yet due); and (v) to the Knowledge of ICP, there are no pending or threatened actions, suits, investigations or claims with respect to any Benefit Plan (other than routine claims for benefits) which could result in liability to A&C, Coastline or CDS Holdings (whether direct or indirect) or any facts which could give rise to (or be expected to give rise to) any such actions, suits, investigations or claims.

               (c) FILINGS. Except as disclosed on SCHEDULE 3.19(c), all required reports and descriptions (including without limitation Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed in a timely manner with respect to each Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B(f) have been met with respect to each group health plan.

               (d) CONTRIBUTIONS. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Pension Benefit Plan or accrued in accordance with the past custom and practice of ICP, CDS Holdings and Coastline. All premiums or other payments for all periods ending on or before the date hereof have been paid with respect to each Welfare Benefit Plan (as defined in ERISA Section 3(1)).

               (e) DETERMINATION LETTERS. Each Pension Benefit Plan which is required to comply with Code Section 401(a) satisfies the requirements of Code Section 401(a) and has received a favorable determination letter from the IRS regarding such status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such qualified status.

               (f) ASSET VALUATION. Except as disclosed on SCHEDULE 3.19(f), no Pension Benefit Plan (other than any Multiemployer Plan) has an underfunded benefit obligation as determined under FASB Statement of Financial Accounting Standards No. 87. No Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any Pension Benefit

        Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of ICP, threatened.

               (g) NO PROHIBITED TRANSACTIONS. To the Knowledge of ICP, there has been no Prohibited Transaction (as defined in ERISA Section 406 and Code Section 4975) with respect to any Benefit Plan. To the Knowledge of ICP, no fiduciary with respect to any Benefit Plan has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan. No material charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to any Benefit Plan (other than routine claims for benefits) is pending against any of ICP, CDS Holdings or Coastline and, to the Knowledge of ICP, there is no basis for any such charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand.

               (h) DOCUMENTATION. Each of ICP, CDS Holdings and Coastline has delivered to A&C true and complete copies of (i) the plan documents and summary plan descriptions for each Benefit Plan to which it is a party,
        (ii) the most recent determination letters received from the Internal Revenue Service for each Qualified Plan applicable to Coastline or CDS Holdings, (iii) the most recent Forms 5500 Annual Report for each Benefit Plan applicable Coastline or CDS Holdings, and (iv) all related trust agreements, insurance contracts, and other funding agreements with respect to each Benefit Plan applicable to Coastline or CDS Holdings.

               (i) MISCELLANEOUS. Except as set forth on SCHEDULE 3.19(i), none of ICP, CDS Holdings or Coastline is, and none of them have never been, a member of a controlled group of corporations that, contributes to, ever has contributed to, or ever has been required to contribute to any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") AND DOES NOT HAVE ANY LIABILITY (INCLUDING "withdrawal liability as such term is defined in Section 4201 of ERISA) under any Multiemployer Plan. None of ICP, CDS Holdings or Coastline has incurred, and none of them has any reason to expect that any of them will incur, and there are no events or circumstances which could reasonably be expected to result in any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Pension Benefit Plan that ICP, CDS Holdings or Coastline or any controlled group of corporations which includes ICP, CDS Holdings or Coastline maintains or have ever maintained or to which any of them contributes, has ever contributed, or has ever been required to contribute. The actions contemplated by this Agreement will not give rise to any Liability with respect to any "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA). None of ICP, CDS Holdings or Coastline has any Liability with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code with any trade, business or entity other than each other.

        SECTION 3.20 PERMITS. SCHEDULE 3.20 contains a true and complete list of all material Permits of ICP, CDS Holdings, Coastline relating to the operation of the Acquired Business, with the exception of any permits listed in SCHEDULE 3.22.

        SECTION 3.21 INSURANCE POLICIES. SCHEDULE 3.21 contains a true and complete list of all Insurance Policies maintained by ICP that cover or relate to the Transferred Assets or the Acquired Business or by Coastline or CDS Holdings. SCHEDULE 3.21 indicates the owner of each such policy. Each such Insurance Policy is in full force and effect and all premiums due thereunder have been paid. None of ICP, CDS Holdings, Coastline or any of their Affiliates has received any notice of cancellation or termination with respect to any such Insurance Policy and, to the Knowledge of ICP, none of ICP, CDS Holdings, Coastline or any of their Affiliates, is in default thereunder in any material respect.

        SECTION 3.22 ENVIRONMENTAL MATTERS.

               (a) COMPLIANCE. Except as disclosed on SCHEDULE 3.22(a), each of ICP, CDS Holdings and Coastline has obtained, and complied with all the terms and conditions of, all Permits required by any Environmental Law in connection with the Acquired Business except where the failure to obtain or comply with any such Permit which could not reasonably be expected to have, individually or in the aggregate with other such failures, a material adverse effect on the Acquired Business. Each such Permit obtained by ICP, CDS Holdings or Coastline is in full force and effect. ICP (with respect to the Distribution Centers), CDS Holdings and Coastline are in compliance in all material respects with all applicable Environmental Laws.

               (b) LISTINGS. Except as disclosed in SCHEDULE 3.22(b), to the Knowledge of ICP, none of the real property leased by ICP (pursuant to the Facility Leases), CDS Holdings or Coastline is listed on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

               (c) NO NOTICE. No written notice or, to the Knowledge of ICP, any other communication from Governmental Authority of any alleged violation of any Environmental Law has been received by ICP (with respect to the Distribution Centers) or, to the Knowledge of ICP, by CDS Holdings or Coastline, except for notices or communications that have been complied with in all respects.

               (d) Neither this Agreement nor the consummation of the transactions contemplated hereby shall impose any obligations on A&C, Coastline or CDS Holdings for site investigation or cleanup, or notification to or consent of any Governmental Authority or third parties under any Environmental Laws (including, without limitation, any so- called "transaction triggered" or "responsible party transfer" laws and regulations.

               (e) To the Knowledge of ICP, except as disclosed on SCHEDULE 3.22(e), none of the following exists at any real property leased by ICP (pursuant to the Facility Leases) or by Coastline or CDS Holdings:

                           (i)  underground storage tanks or surface
               impoundments;

                          (ii) asbestos-containing materials in any form or condition; or

                         (iii)  materials or equipment containing
               polychlorinated biphenyls.

               (f) To the Knowledge of ICP, except as disclosed on SCHEDULE 3.22(f), none of ICP (with respect to the Distribution Centers), CDS Holdings or Coastline has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including, without limitation, any Hazardous Substance) or owned, occupied or operated any facility or property so as to give rise to Liabilities of ICP (with respect to the Distribution Centers), CDS Holdings or Coastline for response costs, natural resources damages or attorneys' fees pursuant to CERCLA or any other Environmental Laws.

               (g) Without limiting the generality of the foregoing, to the Knowledge of ICP, except as disclosed on SCHEDULE 3.22(g), no facts, events or conditions relating to the real property leased by ICP (pursuant to the Facility Leases) or by CDS Holdings or Coastline, shall prevent, hinder or limit continued compliance in all material respects with Environmental Laws, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental Laws, give rise to any other Liabilities pursuant to Environmental Laws (including, without limitation, those Liabilities relating to onsite or offsite releases or threatened releases of Hazardous Materials, substances or wastes, personal injury, property damage or natural resource damage) that could reasonably be expected to have a material adverse effect upon the Acquired Business.

               (h) Except as disclosed in SCHEDULE 3.22(h), none of ICP (with respect to the Distribution Centers), CDS Holdings or Coastline has, either expressly or by operation of Law, assumed or undertaken any Liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental Laws. To the Knowledge of ICP, no Lien, whether recorded or unrecorded, in favor of any Governmental Authority, relating to any Liability of any of ICP, CDS Holdings or Coastline arising under any Environmental Laws, has attached to any real property leased by ICP (under a Facility Lease) or by CDS Holdings or Coastline.

        SECTION 3.23 RELATIONSHIP WITH AFFILIATES. Except as set forth in
SCHEDULE 3.23, neither ICP nor any Affiliate of ICP provides or supplies assets, services or facilities which are individually or in the aggregate material to the operation of the Acquired Business at the Distribution Centers or to CDS Holdings or Coastline. Except as disclosed on SCHEDULE 3.23, each of the transactions listed in SCHEDULE 3.23 is engaged in on an arm's- length basis.

        SECTION 3.24 BROKERS. No broker or other representative has acted on behalf of ICP, CDS Holdings or Coastline in connection with the transaction contemplated hereby in such manner as to give rise to any valid claim by any Person against A&C, CDS Holdings or Coastline for a finder's fee, brokerage commission or similar payment.

        SECTION 3.25 NO GUARANTEES. Except as disclosed on SCHEDULE 3.25, no Liabilities of ICP or any of its Affiliates is guaranteed by or subject to a similar contingent obligation of either CDS Holdings or Coastline.

        SECTION 3.26 BANK ACCOUNTS. SCHEDULE 3.26 sets forth a complete and correct list containing the names of each bank in which CDS Holdings or Coastline has an account or safe deposit or lock box, the account or box number, as the case may be, and the name of every Person authorized to draw thereon or having access thereto.

        SECTION 3.27 CUSTOMERS AND SUPPLIERS. SCHEDULE 3.27 hereto lists the ten
(10) largest vendors and the twenty-five (25) largest customers of Coastline and of each of the Distribution Centers during the eleven (11) month period ending November 30, 1996, together with the dollar amount of goods purchased by each such customer or, in the case of vendors, the dollar amount of goods or services purchased from such vendor during such period. To the Knowledge of ICP, no Person listed on SCHEDULE 3.27 has indicated or threatened that it intends to materially decrease the amount of business that it does with Coastline or the applicable Distribution Center.

        SCHEDULE 3.27 also summarizes all current customer incentive programs offered or used by or at Coastline or any Distribution Center, whether written or oral and whether or not deemed or considered to be legally enforceable.

        SECTION 3.28 WARRANTIES AND PRODUCT CLAIMS. SCHEDULE 3.28 summarizes any differences in the warranties offered by, or the warranty or repair practices of, or extended warranties offered by, Coastline or any Distribution Center from those offered by ICP with respect to ICP Products. There is not presently, nor has there been in the past three (3) years, any failure of any product sold by Coastline or any Distribution Center which did, or which reasonably could be expected to, require a general recall or repair or replacement campaign that could have a material adverse effect upon the Acquired Business.

        With the exception of product claims covered by the manufacturer's warranties, no product liability claim is pending or, to the Knowledge of ICP, threatened against Coastline, CDS Holdings or ICP (with respect to the Acquired Business).

        SCHEDULE 3.28 also identifies the warranty and warranty services provided by ICP to the Distribution Centers and Coastline with respect to ICP Products.

        SECTION 3.29 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
SCHEDULE 3.29, none of ICP (with respect to the Acquired Business), CDS Holdings or Coastline has any Liability arising out of transactions entered into prior to the Closing, or any action or inaction prior to the Closing, or any state of facts existing prior to the Closing other than: (a) Liabilities reflected on the Financial Statement; (b) Liabilities which have arisen after the date of the Financial Statement in the Ordinary Course of Business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit); (c) other Liabilities expressly disclosed in this Agreement or in the other Schedules to this Agreement or of the type that would be required to be disclosed in this Agreement or the Schedules hereto but for the materiality qualifications contained herein; (d) Liabilities that have been repaid, discharged or otherwise extinguished; or (e) Liabilities that do not exceed, individually, $25,000 or, collectively, $100,000.

        SECTION 3.30 DISCLOSURE. The representations and warranties of ICP contained in this Agreement and in any schedule, certificate, or agreement furnished by ICP to A&C pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

        Notwithstanding the fact that the disclosure schedules attached hereto are numbered and have been prepared to related to specific representations and warranties contained in this Article III, each of the representations and warranties made herein is modified and supplemented by each of the disclosures in the disclosure schedules. Also, the parties agree that ICP shall have no liability for the untruth or breach of any representations or warranties contained in this Article III to the extent that A&C, as of the Closing Date, has knowledge of information that would render such representation or warranty untrue, false or misleading in any respect.


                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF A&C

        A&C hereby represents and warrants to ICP:

        SECTION 4.1 ORGANIZATION AND AUTHORITY. Each of A&C and Watsco is a corporation duly organized, validity existing and in good standing under the laws of the State of Florida. Each of A&C and Watsco is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the character of their respective properties owned or held under lease or the nature of their respective activities makes such qualification necessary and where the failure to so qualify would have a material adverse effect upon A&C or Watsco. A&C has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. Watsco has full corporate power and authority to enter into the Watsco Guaranty.

        SECTION 4.2 ARTICLES OF INCORPORATION; BYLAWS. True and complete copies of the articles of incorporation and by-laws of A&C and Watsco, as amended to and including the date hereof, have been delivered to ICP.

        SECTION 4.3 DUE AUTHORIZATION, EXECUTION AND DELIVERY. A&C has full corporate authority to execute and deliver this Agreement and the Related Agreements to which it is party, to perform its obligations hereunder and under the Related Agreements and to consummate the transactions contemplated hereby and thereby, and A&C has duly executed and delivered this Agreement. This Agreement constitutes (and, when executed and delivered, the Related Agreements to which it is a party will constitute) the legal, valid and binding obligations of A&C enforceable against it in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought. Watsco has full corporate authority to execute and deliver the Watsco Guaranty and, when executed and delivered, the Watsco Guaranty will constitute the legal, valid and binding obligation of Watsco enforceable against it in accordance with its terms, except that such enforcement (a) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (b) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

        SECTION 4.4 CONSENTS; NO CONFLICTS. Except as set forth in SCHEDULE 4.4 and for applicable requirements of the HSR Act and consents and notices that have been obtained or given, (a) no consent, authorization, Permit or approval of any Person or from any Governmental Authority is required as a condition to the execution and delivery of this Agreement by A&C or any of the Related Agreements and the consummation of the transactions contemplated by this Agreement and the Related Agreements by A&C or for the execution and delivery of the Watsco Guaranty by Watsco, and (b) the execution and delivery of this Agreement and the Related Agreements by A&C and the consummation of the transactions contemplated hereby and thereby by A&C, and the execution and delivery of the Watsco Guaranty by Watsco, will not conflict with, give rise to a right of termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or give rise to a right of acceleration of the performance required by or maturity of, or result in the creation of any Lien, Liabilities or loss of any rights with respect to A&C or Watsco (which could reasonably be expected to have a material adverse effect on A&C or Watsco) pursuant to any of the terms, conditions or provisions of or under, any applicable Law, the articles of incorporation or by-laws of A&C or Watsco, or under any Contract binding upon A&C or Watsco or to which any of the assets or properties of A&C or Watsco is subject.

        SECTION 4.5 BROKERS. No broker or other representative has acted on behalf of A&C in connection with the transaction contemplated hereby in such manner as to give rise to any valid claim by any Person against ICP for a finder's fee, brokerage commission or similar payment.

        SECTION 4.6 SECURITIES MATTERS.

               (a) A&C and Affiliates of A&C have received, read and are familiar with all information concerning the Shares and the business and operations of CDS Holdings and Coastline that have been provided to them for the purpose of making an informed investment decision with respect to the Shares.

               (b) A&C and Affiliates of A&C recognize the highly speculative nature of an investment in the Shares.

               (c) A&C's ultimate parent, Watsco, is an "accredited investor" as that term is defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, (the "1933 ACT").

               (d) A&C and Affiliates of A&C who are assisting A&C have sufficient knowledge and experience in financial and business matters such that A&C is capable of evaluating the merits and risks of an investment in the Shares.

               (e) A&C will acquire the Shares for A&C's own account for investment and not with a view to, or for resale in connection with, any distribution of the Shares within the meaning of the 1933 Act.

               (f) A&C acknowledges that the Shares are not registered under the 1933 Act and may not be transferred, assigned or otherwise disposed of unless the Shares are subsequently registered under the 1933 Act or an exemption from such registration is available.

        SECTION 4.7 DISCLOSURE. The representations and warranties of A&C contained in this Agreement, and in any schedule, certificate or agreement furnished by A&C pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V
                       ADDITIONAL AGREEMENTS OF ICP OR A&C

        SECTION 5.1 ICP'S OPERATION OF BUSINESS. From the date hereof until the Closing Date, except to the extent A&C otherwise agrees in writing:

               (a) ICP shall (and shall cause CDS Holdings and Coastline to) operate the Acquired Business in the Ordinary Course of Business and use reasonable commercial efforts to preserve the present business organization and present relationships with Persons having material business dealings with the Acquired Business and to retain all Employees currently employed by ICP at the Distribution Centers or by Coastline or CDS Holdings.

               (b) ICP shall not (and shall cause CDS Holdings and Coastline not to) take any action or fail to take any action that would cause any of the representations and warranties made by ICP in this Agreement not to remain true and correct in all material respects as if made at and as of the Closing Date.

               (c) ICP shall give prompt written notice to A&C (i) of any material development affecting the Acquired Business or the Transferred Assets, assets of Coastline or CDS Holdings, or the financial condition, operations and results of operations of ICP, CDS Holdings and Coastline,
        (ii) if any representation or warranty of ICP is or becomes no longer true in any material respect, and (iii) of any material development affecting the ability of ICP to consummate the transactions contemplated by this Agreement.

               (d) ICP shall not (and shall cause CDS Holdings and Coastline not to) engage in any activity other than in the Ordinary Course of Business which would (i) accelerate the collection of its accounts or notes receivable, (ii) delay the payment or performance of its accounts payable or other Transferred Obligations, (iii) delay its capital expenditures, (iv) reduce or otherwise restrict, or unduly increase, the amount of inventory of Coastline or of the inventory included in the Transferred Assets or (v) terminate, hire or relocate Employees of the Acquired Business.

               (e) ICP shall not (and shall cause CDS Holdings and Coastline not to):

                           (i) remove from or sell, lease or otherwise dispose
               of, any assets located at any Distribution Center or business location of Coastline other than Inventory sold in the Ordinary Course of Business;

                           (ii) acquire, enter into an option to acquire or
               lease or exercise an option or Contract to acquire or lease additional real property, incur additional indebtedness for borrowed money or encumber assets;

                           (iii) in the case of CDS Holdings and Coastline, (A)
               amend their respective Articles of Incorporation or Bylaws; (B) issue, transfer from treasury or allocate any additional shares of capital stock, effect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction; or
               (C) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of the capital stock of CDS Holdings or Coastline;

                           (iv) increase any compensation or enter into or amend
               any employment agreement or Contract with any Employee or adopt any new Benefit Plan covering any Employee, amend any existing Benefit Plan covering any Employee or the individual benefits provided to any individual Employee in any material respect, except for changes which are less favorable to participants in such plans, or terminate any existing Benefit Plan covering any Employee except as contemplated by this Agreement;

                           (v) declare or set aside any dividend or any other
               distribution or payment with respect to any shares of the capital stock of CDS Holdings, or make any commitment for any such action which would be distributed after Closing;

                           (vi) make any loans, advances or capital
               contributions to, or investments in, any other Person;

                           (vii) to amend, extend or allow to lapse any Contract
               listed on SCHEDULE 3.16 or any lease of real or personal property listed on the Schedules hereto; or

                           (viii) enter into any Contract that would have been
               required to be disclosed on SCHEDULE 3.16 hereof or any lease for personal property.

        SECTION 5.2 ACCESS TO BOOKS AND RECORDS OF BUSINESS. From the date hereof until the Closing Date or any earlier termination of this Agreement, ICP shall (and shall cause CDS Holdings and Coastline to) give A&C and its officers, employees, counsel, financial advisers, consultants and other representatives (the "REPRESENTATIVES") access upon reasonable notice and during normal business hours to the appropriate employees of ICP, CDS Holdings and Coastline, to ICP's, CDS Holdings' and Coastline's accountants, to ICP's, CDS Holdings' and Coastline's premises and to furnish A&C, subject to Section 6.1 of this Agreement, with all such information concerning ICP, CDS Holdings and Coastline as A&C may reasonably request in order to review the legal, financial and business condition and affairs of ICP, CDS Holdings and Coastline.

        SECTION 5.3 EXCLUSIVITY. Until Closing or until this Agreement is terminated by its terms, ICP shall not (and shall not cause or permit any of its Affiliates or Representatives or any other Person acting on behalf of ICP or any of its Affiliates to) (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any (i) liquidation, dissolution or recapitalization of CDS Holdings or Coastline, (ii) merger or consolidation of CDS Holdings or Coastline with or into any other Person, (iii) acquisition or purchase of the Shares or any of the Transferred Assets or of any assets of CDS Holdings or Coastline (other than sales of inventory in the Ordinary Course of Business), or of any equity interest in, or any rights to acquire equity interests in or of CDS Holdings or Coastline or (iv) any similar transaction or business combination involving any of Distribution Centers, CDS Holdings or Coastline or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. ICP shall (and ICP shall cause each of its Affiliates and Representatives to) discontinue immediately any negotiations or discussion with respect to any of the foregoing.

        SECTION 5.4 CONSENTS. To the extent that an attempted assignment or transfer of any Transferred Contract or Equipment Lease to be transferred to and assumed by A&C hereunder, without the consent of a Person other than ICP (that is a party thereto) would constitute a breach thereof, this Agreement shall not constitute an assignment or attempted assignment thereof. In such a case, ICP shall cooperate with A&C in any reasonable back-to-back arrangements requested by A&C in order to provide for A&C the benefits intended to be assigned under any such Transferred Contract or Equipment Lease (unless the third party thereto rightfully terminates or cancels such Transferred Contract or Equipment Lease), including, without limitation, the enforcement by ICP for the benefit of A&C of any and all rights of ICP against a third party to such Contract or Equipment Lease arising out of the breach by such third party or otherwise.

        SECTION 5.5 POST-CLOSING RECEIPTS OF ICP. ICP shall hold in trust for, and immediately remit to A&C, any amounts collected or received by ICP that relate to any of the Transferred Assets or to sales made on or following the date hereof and following Closing that relate to the Acquired Business.

        SECTION 5.6 A&C DIRECTORS. Following closing and continuing until the expiration or termination of both of the Distribution Agreements, A&C shall allow ICP to appoint two (2) representatives to its Board of Directors, such representatives to be executive officers of ICP. A&C shall cause its Board of Directors to consist of five (5) Directors during such period.


                                   ARTICLE VI
                          ADDITIONAL MUTUAL AGREEMENTS

        SECTION 6.1 CONFIDENTIALITY. Each party hereto shall, and shall cause its Affiliates and its Representatives to, (a) hold in strict confidence and not utilize in its respective business or otherwise all information and documents concerning any other party or any of its Affiliates ("CONFIDENTIAL INFORMATION") furnished to it by such other party or its Representatives in connection with this Agreement or the transactions contemplated hereby except where disclosure may be required by judicial or administrative process or law or as may be necessary for each party to enforce its rights under this Agreement (or any documents executed pursuant hereto). Notwithstanding the foregoing, the following will not constitute "Confidential Information" for purposes of this
Agreement: (i) Information which was already in the possession of the receiving party or its Affiliates prior to the date hereof (unless previously furnished pursuant to a confidentiality agreement), (ii) information which is independently developed by the receiving party or any Affiliate thereof without access to the Confidential Information, (iii) information which is obtained or was previously obtained by the receiving party from a third Person who, insofar as is known to the receiving party and its Affiliates, is not prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation to the other party or any of its Affiliates, or (iv) information which is or becomes generally available to the public other than as a result of a disclosure by the receiving party or any of its Affiliates or Representatives. Notwithstanding the foregoing, following the Closing, the foregoing restrictions shall not apply to A&C's use of Confidential Information in connection with the operation of the Acquired Business.

        SECTION 6.2 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties hereto and to execute and deliver or cause to be executed and delivered at all reasonable times and places such additional instruments and documents as the other party may reasonably request for the purpose of carrying out this Agreement.

        SECTION 6.3 HSR FILINGs. The parties acknowledge that they have made all filings, reports and documents as may be necessary to comply with the HSR Act in connection with the transaction contemplated by this Agreement. The parties shall cooperate with and assist one another to take such action as may be reasonably required and as permitted under Law in connection with such filings.

        SECTION 6.4 TAX AGREEMENTS.

               (a) RETURNS AND INCLUSION OF INCOME FOR PERIODS THROUGH THE CLOSING DATE. ICP shall file the Tax Returns for and include the income of ICP, CDS Holdings and Coastline, respectively, (including any deferred income triggered into income by Regulation Section 1.1502-13 and Regulation Section 1.1502-14 and any excess loss accounts taken into income under Regulation Section 1.1502-19) on ICP's federal consolidated Tax Returns and on all other Tax Returns for all periods through the Closing Date and pay any Taxes attributable to such income. The income of ICP, CDS Holdings and Coastline shall be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of CDS Holdings and Coastline as of the end of the Closing Date.

               (b) COOPERATION. ICP and A&C shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including, but not limited to, maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. A&C shall furnish Tax information to ICP for inclusion in ICP's Tax Returns for the period which includes the Closing Date in accordance with CDS Holdings' and Coastline's past custom and practice.

               (c) AMENDED RETURNS. ICP shall be responsible for filing any amended consolidated, combined or unitary Tax Returns related to CDS Holdings and Coastline for all periods ending on the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state, local or foreign taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax Returns are filed by CDS Holdings and Coastline, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by ICP and furnished to A&C, or its successor, for approval (which approval shall not be unreasonably withheld or delayed), signature and filing at least 30 days prior to the due date for filing such returns. Nothing in this Agreement shall require ICP to amend any Tax Return other than as set forth above.

               (d) CARRYBACKS. ICP shall immediately pay to A&C any Tax refund resulting from a carryback of a post-Closing Tax attribute of CDS Holdings and Coastline into the ICP consolidated Tax Return, when such refund is realized by ICP. A&C shall immediately indemnify and hold harmless ICP from and against any and all Taxes that ICP or any of its Affiliates may suffer or incur as a result of, arising out of, relating, in the nature of or caused by disallowance of any such post-Closing Tax attribute(s), on audit or otherwise. For purposes of this subsection
        (d), any Tax attributes carried back by CDS Holdings or Coastline shall be considered to produce a refund or reduce Tax liability only after all Tax attributes of ICP and other members of ICP's Affiliated Group have been used.

               (e) ORDINARY CONDUCT. On the Closing Date, A&C shall cause CDS Holdings and Coastline to conduct their businesses in the ordinary course in substantially the same manner as presently conducted and on the Closing Date shall not permit CDS Holdings and Coastline to effect any extraordinary transactions (other than any such transactions expressly required by applicable law or expressly permitted by this Agreement) that could result in Tax Liability to CDS Holdings and Coastline for periods on or before the Closing Date in excess of Tax Liability associated with the conduct of its business in the Ordinary Course of Business.

               (f) TAX SHARING AGREEMENTS. ICP shall cause the provisions of any Tax sharing agreement or policy between ICP and any of its Affiliates (other than CDS Holdings and Coastline), on the one hand, and CDS Holdings and Coastline, on the other hand, to be terminated on or before the Closing Date.

               (g) TAXES OF OTHER PERSONS. ICP shall be responsible for and pay any Liability of CDS Holdings and Coastline for Taxes of ICP or any of its Affiliates other than CDS Holdings and Coastline under Regulation
        Section 1.1502-6 (or any similar provisions of state, local or foreign law).

        SECTION 6.5 REASONABLE EFFORTS TO CLOSE. Each party shall use commercially reasonable efforts to (a) take or cause to be taken all actions, and do or cause to be done all things, which are necessary, proper or advisable to cause any other party's conditions set forth in Articles VII and VIII to be fully satisfied (but not waived), and (b) consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using commercially reasonable efforts to obtain the consents and approvals referred to in Sections 7.7 and 8.6.

        SECTION 6.6 MAINTENANCE OF RECORDS. Inasmuch as certain of ICP's books, records and documents are to be included as Transferred Assets and sold to A&C hereunder, and certain other of ICP's books, records and documents relating to the Acquired Business are to be retained by ICP, and A&C or ICP may have need to have access to the books, records and documents held by the other after the date hereof, ICP and A&C agree that each shall maintain (or shall provide for a designated representative to maintain) for at least six (6) years after the date hereof (or for such longer period as may be required by applicable law) the respective books, records and documents sold or retained hereunder. Neither ICP nor A&C shall destroy or otherwise dispose of any of such books, records, or documents after the end of the period referred to in the preceding sentence without first giving ninety (90) days prior written notice to the other of its intent to so destroy or otherwise dispose thereof, specifying the books, records and documents involved and giving such other party sixty (60) days within which such other party, at such other party's expense, may assume physical possession thereof.

        During such six (6) year period, representatives of A&C shall be permitted to inspect and make copies of any of such books, records, and documents related to the Acquired Business retained by ICP during normal business hours and upon reasonable notice for any reasonable business purpose. During such six (6) year period, representatives of ICP shall be permitted to inspect and make copies of books, records and documents sold to A&C hereunder during normal business hours and upon reasonable notice for any reasonable business purpose.

        SECTION 6.7 COOPERATION IN LITIGATION. Each party hereto will reasonably cooperate with the other party hereto in the defense or prosecution of any litigation or proceeding (or order or settlement in connection therewith) already instituted or which may be instituted hereafter against or by any party hereto relating to or arising out of the conduct of the Acquired Business prior to the date hereof (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the out-of-pocket expenses (including, but not limited to, reasonable attorneys fees and expenses) of the party providing such cooperation and of its employees and agents reasonably incurred in connection with providing such cooperation, but shall not be responsible to reimburse the party providing such cooperation for the salaries or costs of fringe benefits or other similar expenses paid by the party providing such cooperation to its employees and agents while assisting in the defense or prosecution of any such litigation or proceeding. Notwithstanding the foregoing, this Section 6.7 shall not apply to any litigation which is the subject of a claim for indemnification pursuant to
Article IX hereof.

        SECTION 6.8 A&C EMPLOYMENT OFFERS. A&C shall offer employment to all of the Employees of ICP actively employed by ICP at the Distribution Centers on the Closing Date. Such offers shall be at comparable levels of compensation as such Employees enjoyed with ICP on the date hereof.

        SECTION 6.9 BENEFIT PLANS. On or before the Closing Date, Coastline shall take all action necessary to timely adopt a valid resolution of Coastline's board of directors to terminate the Pension Benefit Plans sponsored and maintained by Coastline, effective as of the Closing Date. After the Closing Date, ICP shall take all action necessary or otherwise appropriate to distribute the vested accrued benefits of Employees of ICP or its Affiliates participating in any Pension Benefit Plan sponsored, maintained, or contributed to by ICP pursuant to the terms of such Pension Benefit Plans and, to the extent applicable, consistent with the provisions of Code Section 401(k)(10). Except as described in this Section or as contemplated by any Schedule to this Section, prior to the Closing, ICP, CDS Holdings, nor Coastline shall adopt or become obligated under any new Benefit Plan and shall not materially change the terms of any existing Benefit Plan.

        SECTION 6.10 SERVICES AGREEMENT. Promptly after the execution of this Agreement, the parties agree to negotiate in good faith the scope, terms and conditions of the Services Agreement. ICP acknowledges that the purpose of the Services Agreement is to ensure that ICP will continue to provide certain of the support services to the Distribution Center, CDS Holdings and Coastline that it provided to them prior to the date hereof for a reasonable period of time after the Closing Date in order to allow A&C to transition the change in management of the Acquired Business. A&C agrees to reimburse all reasonable out- of-pocket costs incurred by ICP in providing such services.


                                   ARTICLE VII
                        CONDITIONS TO OBLIGATIONS OF A&C

        The obligations of A&C to consummate the transactions provided for herein on the Closing Date are subject to the fulfillment on or before the Closing Date of each of the following conditions, except to the extent that A&C may, in its absolute discretion, waive one or more thereof in writing in whole or in part:

        SECTION 7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of ICP contained herein shall be true in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date.

        SECTION 7.2 PERFORMANCE OF AGREEMENTS. ICP shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by ICP at or prior to the Closing Date.

        SECTION 7.3 CLOSING DELIVERIES. ICP shall have delivered to A&C the documents and instruments described in Section 2.7.

        SECTION 7.4 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, operations, properties, condition (financial or otherwise), business prospects, liabilities or relations with labor, customers or suppliers of the Acquired Business (as it existed on the date hereof) whether or not arising in the Ordinary Course of Business.

        SECTION 7.5 NO ADVERSE PROCEEDINGS. No action, suit or proceeding before any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Governmental Authority shall have been threatened, against any of the parties to this Agreement or any of their Affiliates, wherein an unfavorable judgment, order, decree, stipulation or injunction would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) adversely affect the right of A&C to own, operate, or control the Acquired Business, the Transferred Assets or the Shares following Closing (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect.)

        SECTION 7.6 OTHER ASSURANCES. ICP shall have delivered to A&C such other and further certificates, assurances and documents as A&C may reasonably request in order to evidence the accuracy of the representations and warranties of the ICP, the performance of covenants and agreements to be performed by ICP pursuant hereto at or prior to the Closing, and the fulfillment of the conditions to the obligations of A&C.

        SECTION 7.7 CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any Governmental Authority, domestic or foreign, and of any other Person required in connection with the execution, delivery and performance of this Agreement, shall have been obtained and shall be in full force and effect on the Closing Date and the applicable waiting period under the HSR Act shall have expired or been terminated.

        SECTION 7.8 RESIGNATION OF OFFICERS AND DIRECTORS. All officers and directors of CDS Holdings and Coastline whose resignations shall have been requested by A&C prior to the Closing Date shall have submitted their resignations or been removed from office effective as of the Closing Date.


                                  ARTICLE VIII
                        CONDITIONS TO OBLIGATIONS OF ICP

        The obligations of ICP to consummate the transactions provided for herein on the Closing Date are subject to the fulfillment on or before the Closing Date of each of the following conditions, except to the extent that ICP may, in its absolute discretion, waive one or more thereof in writing in whole or in part:

        SECTION 8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of A&C contained herein shall be true in all material respects on and as of the Closing Date with the same force and effect as if made on and as of such date.

        SECTION 8.2 PERFORMANCE OF AGREEMENTS. A&C shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by A&C at or prior to the Closing Date.

        SECTION 8.3 CLOSING DELIVERIES. A&C shall have delivered to ICP all of the documents and other deliveries referred to in Section 2.8 hereof.

        SECTION 8.4 NO ADVERSE PROCEEDINGS. No action, suit or proceeding before any Governmental Authority shall have been commenced, no investigation by any Governmental Authority shall have been commenced, and no action, suit or proceeding by any Governmental Authority shall have been threatened, against any of the parties to this Agreement or any of their Affiliates or Coastline wherein an unfavorable judgment, order, decree, stipulation or injunction would (a) prevent consummation of any of the transactions contemplated by this Agreement,
(b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) adversely affect the right of A&C to own, operate, or control the Shares, the Transferred Assets, the Acquired Business, the Distribution Centers or Coastline following Closing (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect.)

        SECTION 8.5 OTHER ASSURANCES. A&C shall have delivered to the ICP such other and further certificates, assurances and documents as the ICP may reasonably request in order to evidence the accuracy of the representations and warranties of A&C, the performance of covenants and agreements to be performed by A&C pursuant hereto at or prior to the Closing, and the fulfillment of the conditions to the obligations of ICP.

        SECTION 8.6 CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any Governmental Authority, domestic or foreign, and of any other Person required in connection with the execution, delivery and performance of this Agreement, shall have been obtained and shall be in full force and effect on the Closing Date other than consents which A&C shall have waived and the applicable waiting period under the HSR Act shall have expired or been terminated.

        SECTION 8.7 PAYMENT. The Closing Payment shall have been paid as provided in Article II.


                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

        SECTION 9.1 SURVIVAL. Subject to Section 9.7 hereof the parties hereto agree that their respective representations and warranties, covenants and agreements contained in this Agreement shall survive the Closing.

        SECTION 9.2 INDEMNIFICATION BY ICP. Subject to the other provisions of this Article IX, ICP shall indemnify and hold harmless A&C and its Affiliates from and against any and all Losses suffered or incurred by A&C and its Affiliates after the Closing as a result of or arising out of:

               (a) The falsity or incorrectness of or breach of any representation or warranty of ICP in this Agreement or in any schedule, certificate or agreement furnished to A&C by or on behalf of ICP or any of its Affiliates pursuant to this Agreement;

               (b) the failure by ICP or any of its Affiliates to perform any covenant or agreement of ICP or any of its Affiliates under this Agreement or under any schedule, certificate or agreement furnished to A&C by or on behalf of ICP or any of its Affiliates pursuant to this Agreement; or

               (c) the matter described in SCHEDULE 3.17 under the heading "Robert Sorenson v. Coastline Distributing, Inc."

        SECTION 9.3 INDEMNIFICATION BY A&C. Subject to the other provisions of this Article IX, A&C shall indemnify and hold harmless ICP and its Affiliates from and against any and all Losses suffered or incurred by ICP and its Affiliates after the Closing as a result of or arising out of:

               (a) The falsity or incorrectness of or breach of any representation or warranty of A&C or any of its Affiliate in this Agreement or in any schedule, certificate or agreement furnished to ICP by or on behalf of A&C or any of its Affiliates pursuant to this Agreement; or

               (b) the failure by A&C or any of its Affiliates to perform any covenant or agreement of A&C or any of its Affiliates under this Agreement or under any schedule, certificate or agreement furnished to ICP by or on behalf of A&C or any of its Affiliates pursuant to this Agreement.

        SECTION 9.4 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under this Article IX shall be asserted and resolved as follows:

               (a) THIRD PARTY CLAIMS. If any claim or demand in respect of which an Indemnified Party might seek indemnity under this Article IX is asserted against such Indemnified Party by a Person (a "THIRD PARTY CLAIM") other than ICP or A&C (it being understood that claims of Affiliates of ICP and A&C shall not be considered Third Party Claims), the Indemnified Party shall give written notice and the details thereof including copies of all relevant pleadings, documents and information (collectively a "THIRD PARTY CLAIM NOTICE") to the Indemnifying Party within a period of thirty (30) days following the assertion of the Third Party Claim against the Indemnified Party (the "THIRD PARTY CLAIM NOTICE PERIOD"). If the Indemnified Party fails to provide the Third Party Claim Notice within the Third Party Claim Notice Period, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party within a period of thirty (30) days after its receipt of the Third Party Claim Notice by the Indemnifying Party (the "THIRD PARTY CLAIM RESPONSE PERIOD"):

                           (i) Whether the Indemnifying Party disputes its
               liability to the Indemnified Party under this Article IX with respect to such Third Party Claim; and

                          (ii) whether the Indemnifying Party desires, at its
               sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

               If the Indemnifying Party notifies the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party desires to defend the Indemnified Party against the Third Party Claim, then the Indemnifying Party at its sole cost and expense shall defend, with counsel reasonably satisfactory to the Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party which shall not be unreasonably withheld or delayed). The Indemnified Party will cooperate in such defense at the sole cost and expense of the Indemnifying Party. The Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party's delivery of the notice referred to in the last sentence of the preceding paragraph, file any pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests. The Indemnified Party, at its expense, may participate in, but not control, any defense or settlement of any Third Party Claim conducted by the Indemnifying Party pursuant to this Section 9.4(a).

               If the Indemnifying Party fails to notify the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party desires to defend the Third Party Claim or if the Indemnifying Party gives such notice but fails to prosecute diligently or settle the Third Party Claim, then the Indemnified Party shall defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party which shall not be unreasonably withheld or delayed). The Indemnifying Party shall, at its sole cost and expense, cooperate in such defense. Notwithstanding the foregoing provisions of this paragraph, if the Indemnifying Party is determined not to be liable for such Third Party Claim pursuant to the last paragraph of this
        Section 9.4(a) and Section 9.4(c), the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense or the Indemnifying Party's participation therein pursuant to this paragraph, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such defense.

               If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under this Article IX or fails to notify the Indemnified Party within the Third Party Claim Response Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the actual Losses as finally determined will be conclusively deemed a liability of the Indemnifying Party under this Article IX, and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party on demand. If the Indemnifying Party notifies the Indemnified Party within the Third Party Claim Response Period that the Indemnifying Party disputes its liability to the Indemnified Party with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice, such dispute shall be resolved by arbitration in accordance with Section 9.4(c) hereof.

               Notwithstanding the foregoing, ICP and A&C agree that following Closing A&C shall control the defense and settlement of the matter described in Section 9.2(c).

               (b) OTHER CLAIMS. In the event any Indemnified Party should have a claim under this Article IX against any Indemnifying Party that does not involve a Third Party Claim or a claim under Article II for a purchase price adjustment (which Article contains its own applicable dispute resolution mechanism), the Indemnified Party shall promptly give written notice and the details thereof, including copies of all relevant information and documents (collectively, an "INDEMNITY NOTICE"), to the Indemnifying Party within a period of thirty (30) days following the discovery of the claim by the Indemnified Party (the "CLAIM NOTICE PERIOD"). The failure by any Indemnified Party to give the Indemnity Notice within the Claim Notice Period shall not impair the Indemnified Party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been prejudiced thereby. The Indemnifying Party shall notify the Indemnified Party within a period of thirty (30) days after the receipt of the Indemnity Notice by the Indemnifying Party (the "INDEMNITY RESPONSE PERIOD") whether the Indemnifying Party disputes its liability to the Indemnified Party under this Article IX with respect to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Indemnity Response Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the actual Losses as finally determined will be conclusively deemed to be a liability of the Indemnifying Party under this Article IX and the Indemnifying Party shall pay the amount of such Losses to the Indemnified Party on demand. If the Indemnifying Party notifies the Indemnified Party within the Indemnity Response Period that the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice, such dispute shall be resolved by arbitration at the request of either party in accordance with Section 9.4(c) hereof.

               (c) RESOLUTION OF DISPUTES. Any dispute required to be submitted to arbitration pursuant to this Section 9.4 shall be finally and conclusively determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "RULES OF ARBITRATION") then in effect by the decision of one (1) arbitrator (the "BOARD OF ARBITRATION") selected in accordance with the Rules of Arbitration. The Arbitration shall be held in Coconut Grove, Florida and the arbitrator shall render its decision in writing with respect to and stating the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of the claim made by the Indemnified Party. To the extent practical, the decision of the arbitrator shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The arbitrator shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the arbitrator (either prior to or after the expiration of such thirty (30) day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

               ICP and A&C each hereby consent to the jurisdiction of the foregoing arbitrator and to the non-exclusive jurisdiction of any local, state or federal court located in either the State of Tennessee or the State of Florida for the purpose of enforcing the decision or award of the arbitrator or otherwise. ICP and A&C agree that all service of process may be made on any such party by personal delivery or by registered or certified mail addressed to the appropriate party at the address for such party set forth in Section 11.1 hereof.

               All fees, costs and expenses of the Indemnified Party and the Indemnifying Party in relation to the arbitration, including, but not limited to, attorneys' fees shall be paid by such parties as determined by the arbitrator. Each and every arbitration proceeding commenced pursuant to this Section 9.4(c) shall be consolidated with any arbitration proceeding simultaneously or previously commenced under this
        Section 9.4(c).

        SECTION 9.5 CONTINUED LIABILITY FOR INDEMNITY CLAIMS. The liability of any Indemnifying Party hereunder with respect to claims hereunder shall continue for so long as any claims for indemnification may be made hereunder pursuant to
Section 9.7 hereof and, with respect to any such indemnification claims duly and timely made, thereafter until the Indemnifying Party's liability therefor is finally determined and satisfied.

        SECTION 9.6 LIMITATIONS ON INDEMNIFICATION.

               (a) CERTAIN TYPES OF DAMAGES. No Indemnifying Party shall be liable for special or consequential damages, other than those sought to be recovered against an Indemnified Party in a Third Party Claim.

               (b) THRESHOLD AMOUNT. (i) No amount of indemnity shall be payable in the case of a claim by A&C under Section 9.2(a) or 9.2(c) unless, until and only to the extent that A&C and its Affiliates has suffered or incurred Losses aggregating in excess of $50,000 as a result of or arising out of the matters described in Section 9.2(a) and 9.2(c); and
        (ii) no amount of indemnity shall be payable in the case of a claim by A&C under Section 9.3(a) unless, until and only to the extent that ICP and its Affiliates has suffered or incurred Losses aggregating in excess of $50,000 as a result of or arising out of the matters described in
        Section 9.3(a).

        SECTION 9.7 TIME LIMITS ON CLAIMS. Notwithstanding anything in this Agreement to the contrary, a claim by any

Indemnified Party under Section 9.2(a) or 9.3(a) may be made only within eighteen (18) months following the Closing Date with the exception of (a) Sections 3.7 and 3.19 with respect to which such representations and warranties shall survive and claims thereon may be made until the expiration of the applicable statute of limitation; (b) Section 3.22 with respect to which such representations and warranties shall survive and claims thereon may be made for five (5) years following the Closing Date and (c) representations and warranties regarding matters of title to the Shares and the Transferred Assets included in the various Sections of this Agreement with respect to which such representations and warranties shall survive and claims thereon may be made without any limitation as to time.

        Notwithstanding anything in this Agreement to the contrary, any claim pursuant to Sections 9.2(a) or 9.3(a) not made within the foregoing relevant time period shall expire and be forever barred thereafter.

        SECTION 9.8 SOURCES OF PAYMENT. To the extent any party hereto or any of its Affiliates is entitled to indemnification for Losses under this Article IX and such entitlement has either not been disputed by the other party hereto within the time periods established in this Article IX or any dispute related thereto has been resolved in favor of such party in accordance with this Article IX (and such resolution has become final and non-appealable), then such party or Affiliate may (but shall not be required to) set off such amounts against (and deduct them from) any amounts owing to the other party or any of its Affiliates under this Agreement or any Related Agreement but only with respect to any indemnification right which has been so resolved and become final and non-appealable. The foregoing right is in addition to any other rights that the parties may have for indemnification.


                                    ARTICLE X
                                   TERMINATION

        SECTION 10.1 GROUNDS FOR TERMINATION. Except as set forth in this
Section 10.1, this Agreement may not be terminated at any time prior to Closing by either ICP or A&C; PROVIDED that ICP or A&C may terminate this Agreement, by written notice to other parties to this Agreement, if the Closing shall not have occurred prior to March 1, 1997, or such later date as may be approved by ICP and A&C. This Agreement may also be terminated at any time by an agreement in writing signed by ICP and A&C.

        SECTION 10.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.1, such termination shall be without liability of any party, or any shareholder, director, officer, employee, agent, consultant or representative of such party, to any other parties to this Agreement; PROVIDED that if such termination shall result from the breach by a party of the representations, warranties or covenants of such party contained in this Agreement, such party shall be liable for any and all Losses sustained or incurred by the other parties to this Agreement.

        SECTION 10.3 TERMINATION FOR BREACH. Nothing in this Article X shall affect the rights which any party hereto might otherwise have to terminate this Agreement as a result of a breach hereof by any other party hereto.


                                   ARTICLE XI
                                  MISCELLANEOUS

        SECTION 11.1 NOTICES. All notices, requests and other communications hereunder shall be in writing and will be deemed to have been duly given (a) when personally delivered, (b) when sent by telefax to a party at the number listed below for such party, (c) two (2) Business Days after the day on which the same has been delivered prepaid to a national courier service or (d) three
(3) Business Days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the party to whom such notice is to be given at the following address for such party:

        If to A&C:                          A&C Distributors, Inc.
                                            2665 South Bayshore Drive,
                                            Suite 901
                                            Coconut Grove, Florida  33133
                                            Attention:  Barry S. Logan
                                            Telefax No.: (305) 858-4492

        With a copy to:                     Moore & Van Allen, PLLC
                                            NationsBank Corporate Center
                                            100 North Tryon Street, Floor 47
                                            Charlotte, North Carolina  28202
                                            Attn:  Aaron D. Cowell, Jr.
                                            Telefax No.: (704) 331-1159

        If to ICP:                          Inter-City Products Corporation (US)
                                            650 Heil-Quaker Avenue
                                            Lewisburg, Tennessee 37091
                                            Attention:  David P. Cain
                                            Telefax No.:  (615) 270-4220

        With a copy to:                     Tuke Yopp & Sweeney
                                            NationsBank Plaza, Suite 1100
                                            414 Union Street
                                            Nashville, Tennessee 37219
                                            Attention: Gary M. Brown
                                            Telefax No.: (615) 313-3310

        Any party from time to time may change its address, telefax number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

        SECTION 11.2 FEES AND EXPENSES. ICP and A&C shall each bear its own expenses in connection with the negotiation and preparation of this Agreement, all documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby, including without limitation the fees and expenses of their respective counsel, accountants, investment bankers, finders and consultants. ICP shall not permit or allow Coastline or CDS Holdings to bear or pay any such expenses or agree to bear or pay any such expenses except to the extent they are reflected on the Closing Date Balance Sheet.

        SECTION 11.3 PUBLIC ANNOUNCEMENTS. Except as otherwise required by Law, neither ICP or A&C shall (and each shall cause its respective Affiliates and Representatives not to) issue any press release or make any other public announcement with respect to the transactions contemplated hereby without the approval of the other party, which approval shall not be unreasonably withheld or delayed.

        SECTION 11.4 ENTIRE AGREEMENT. This Agreement supersedes all prior and contemporaneous discussions and all prior written agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

        SECTION 11.5 WAIVER; REMEDIES. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumu- lative and not alternative.

        SECTION 11.6 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

        SECTION 11.7 BENEFITS AND BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, provided that A&C may assign its rights hereunder for collateral security purposes to any lenders providing financing to A&C or any of its Affiliates. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and permitted assigns.

        SECTION 11.8 CAPTIONS; REFERENCES. The captions used in this Agreement (including the exhibits and schedules hereto) have been inserted for convenience of reference only and do not define or limit the provisions hereof. Whenever required by the context, and as used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identification the person may require. References to monetary amounts and specific named statutes and accepted accounting principles are intended to be and shall be construed as references to United States dollars, statutes of the United States of the stated name.

        SECTION 11.9 EXHIBITS AND SCHEDULES. All exhibits and schedules referred to in this Agreement, all attachments to exhibits or schedules, and any other attachment to this Agreement are hereby incorporated by reference into this Agreement and hereby are made a part of this Agreement as if set out in full.

        SECTION 11.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

        SECTION 11.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

        SECTION 11.12 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 11.13 NO THIRD PARTY BENEFICIARY. This Agreement shall not confer any rights or remedies upon any Person or entity other than the parties hereto and their respective successors and permitted assigns.

        SECTION 11.14 BULK SALES. ICP and A&C hereby waive compliance with the provisions of Article 6 of the Uniform Commercial Code, entitled "Uniform Commercial Code -- Bulk Transfers" and comparable Laws relating to bulk transfers as adopted in the various jurisdictions in which the Transferred Assets are located, to the extent applicable to the transactions contemplated hereby. ICP shall indemnify and hold harmless A&C from and against any and all Losses (without taking into account any of the limitations or conditions referred to in Article IX hereof) incurred or suffered by A&C or its Affiliates arising as a result of such waiver or noncompliance.

        SECTION 11.15 SURVIVAL. Any provision of this Agreement which contemplates performance or the existence of obligations after the Closing Date, and any and all representations and warranties set forth in this Agreement, shall not be deemed to be merged into or waived by the execution and delivery of the instruments executed at the Closing, but shall expressly survive Closing and shall be binding upon the party or parties obligated thereby in accordance with the terms of this Agreement, subject to any limitations expressly set forth in this Agreement.

        SECTION 11.16 ATTORNEYS' FEES. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal and costs incurred in bringing such suit or proceeding.

        SECTION 11.17 RISK OF LOSS. Prior to the Closing, the risk of loss or damage to, or destruction of, or destruction of, any and all of the Transferred Assets or any of the assets of CDS Holdings or Coastline shall remain with ICP, and the legal doctrine known as the "Doctrine of Equitable Conversion" shall not be applicable to this Agreement or to any of the transactions contemplated hereby.

        SECTION 11.18 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that the rights of each other party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that, in the event that a party violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, then each other party may be without an adequate remedy at law. Each party agrees, therefore, that in the event it violates or fails and refuses to perform any covenant or agreement made by it in this Agreement, each other party may, in addition to any remedies hereunder for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         [The remainder of this page has been left blank intentionally]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    INTER-CITY PRODUCTS CORPORATION (USA)


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________




                                    A&C DISTRIBUTORS, INC.


                                    By:________________________________
                                    Name:______________________________
                                    Title:_____________________________